UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12
NASTECH PHARMACEUTICAL COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NASTECH PHARMACEUTICAL COMPANY INC.
3830 Monte Villa Parkway
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, June 13, 2007 At 9:00 A.M. (Eastern Daylight Time)

TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NASTECH PHARMACEUTICAL COMPANY INC. will be held on Wednesday, June 13, 2007, at 9:00 A.M., Eastern Daylight Time, at The University Club, 1 West 54th Street, New York, New York 10019 to consider and vote on the following proposals:

1. To elect ten (10) persons to our Board of Directors, each to hold office until the 2008 annual meeting of stockholders and until their respective successors shall have been duly elected or appointed and qualify; and

2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the ensuing year.

3. To consider and vote upon a proposal to approve our 2007 Employee Stock Purchase Plan.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 20, 2007 are entitled to notice of and to vote at the Annual Meeting. At least a majority of our outstanding shares of common stock present in person or by proxy is required for a quorum. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it to us in the enclosed envelope.

By Order of the Board of Directors,

Philip C. Ranker
Secretary

May 7, 2007
Bothell, Washington

OUR BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN OUR ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
2006 Grants of Plan Based Awards Table
2006 Outstanding Equity Awards at Fiscal Year-End Table
2006 Option Exercises and Stock Vested Table
COMPENSATION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
SUBMISSION OF STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A

NASTECH PHARMACEUTICAL COMPANY INC.
3830 Monte Villa Parkway
Bothell, Washington 98021

 PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, June 13, 2007 at 9:00 a.m. (Eastern Daylight Time)

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of NASTECH PHARMACEUTICAL COMPANY INC., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Wednesday, June 13, 2007, at 9:00 A.M., Eastern Daylight Time, at The University Club, 1 West 54th Street, New York, New York 10019, and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card, are being mailed to stockholders on or about May 7, 2007.

Solicitation and Voting Procedures

Solicitation.  The solicitation of proxies will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our common stock, par value $0.006 per share (the “Common Stock”). We intend to use the services of Morrow & Co., Inc., 470 West Ave., Stamford, CT 06902, in soliciting proxies and, as a result, we expect to pay approximately $7,500, plus out-of-pocket expenses, for such services. We may conduct further solicitation personally, telephonically, electronically or by facsimile through our officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

Voting.  Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

•	by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid enveloped provided;

•	by telephone, by dialing the toll-free telephone number 1-800-PROXIES (1-800-776-9437) from within the United States or Canada and following the instructions. Stockholders voting by telephone need not return the proxy card; and

•	through the internet, by accessing the World Wide Website address www.voteproxy.com. Stockholders voting by the internet need not return the proxy card.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given, or by delivering to Philip C. Ranker, Secretary, Nastech Pharmaceutical Company Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

Voting Procedure.  The presence at the Annual Meeting of a majority of our outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 20, 2007 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 25,478,241 shares of Common Stock outstanding. Under Delaware law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR Proposal Nos. 1, 2 and 3. Abstentions and broker non-votes will each be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the outcome of the election of directors, but will be counted as a vote AGAINST the ratification of KPMG LLP as our independent registered public accounting firm for the ensuing year and approval of our 2007 Employee Stock Purchase Plan.

Broker non-votes will have no effect on the outcome of the election of directors, the ratification of KPMG LLP as our independent registered public accounting firm or the approval of our 2007 Employee Stock Purchase Plan. A broker non-vote occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Conduct Rule 2260 of the Nasdaq National Stock Market (“Nasdaq”) states that member organizations are not permitted to give proxies when instructions have not been received from beneficial owners; provided, however, that a member organization may give proxies when instructions have not been received from beneficial owners if given pursuant to the rules of a national securities exchange to which the member is also responsible. Under Rule 452 of the New York Stock Exchange (the “NYSE”), which governs brokers who are voting with respect to shares held in street name, a broker may have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, the ratification of independent registered public accounting firm and increases in authorized common stock for general corporate purposes. Accordingly, a broker that is a member organization of Nasdaq will not be permitted to vote a properly executed proxy when no instructions have been given, unless such broker is also a member of the NYSE, in which case such broker would have the discretion to vote the proxy for Proposal Nos. 1, 2 and 3 in accordance with Rule 452 of the NYSE.

On each matter properly presented for consideration at the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held. Stockholders do not have cumulative voting rights in the election of directors. For the election of directors, the nominees who receive a plurality of votes from the shares present and entitled to vote at the Annual Meeting will be elected. For the ratification of our independent registered public accounting firm and for the approval of the 2007 Employee Stock Purchase Plan, the vote of a majority of the shares present and entitled to vote is required.

If any other matters are properly presented for consideration at the meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Nastech Pharmaceutical Company Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, phone: (425) 908-3600, Attention: Philip C. Ranker, Secretary. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Our Amended and Restated Bylaws (the “Bylaws”) provide that the Board of Directors shall consist of not less than five (5) members and not more than eleven (11) members. Currently, the number of our Board of Directors is fixed at eleven. Due to the death of Mr. J. Carter Beese, Jr. on April 8, 2007, there is currently one vacancy on our Board of Directors. We continue to search for a qualified individual to fill the existing vacancy on our Board of Directors. In accordance with the Bylaws, the remaining vacancy may be filled by the affirmative vote of a majority of the remaining directors.

At the Annual Meeting, ten (10) directors are to be elected by the holders of the Common Stock to serve until the 2008 annual meeting of our stockholders and until such directors’ respective successors are elected or appointed and qualify or until any such director’s earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Dr. Steven C. Quay, Susan B. Bayh, Alexander D. Cross, Ph.D., Dr. Ian R. Ferrier, Myron Z. Holubiak, Leslie D. Michelson, John V. Pollock, Gerald T. Stanewick, Bruce R. Thaw and Devin N. Wenig for election to the Board of Directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the current Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without the nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with our Bylaws.

Nominees

The following information is submitted concerning the nominees for election as directors based upon information received by us from such persons:

Dr. Steven C. Quay.  Dr. Quay has been employed by us since August 2000 as Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and Chief Executive Officer of Atossa Healthcare, Inc. (“Atossa”), which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other healthcare products for women. We acquired Atossa in August 2000. In 1991, Dr. Quay founded Sonus Pharmaceuticals, Inc. (“Sonus”), a company engaged in the research and development of drug delivery systems and oxygen delivery products based on emulsion and surfactant technology, where he served as Chief Executive Officer, President and a director until June 1999. In 1984, Dr. Quay founded Salutar, Inc. (“Salutar”) to develop contrast agents for magnetic resonance imaging. Two pharmaceuticals, OmniScan® and TeslaScan®, were invented by Dr. Quay at Salutar and are now FDA-approved for sale in the United States and other countries. Dr. Quay has authored more than 100 papers in diagnostic imaging, oncology, RNA interference and biochemistry and holds 62 U.S. patents. Dr. Quay graduated from the University of Michigan Medical School, where he received an M.A. and a Ph.D. in biological chemistry in 1974 and 1975, respectively, and an M.D. in 1977. Dr. Quay completed his post-graduate work in the chemistry department of Massachusetts Institute of Technology and received his residency training at Massachusetts General Hospital, Harvard Medical School in Boston. From 1980 to 1986, he was a faculty member of Stanford University School of Medicine. Dr. Quay serves as a member of the Board of Directors pursuant to an agreement with us set forth in his employment agreement. See “Executive Compensation — Employment Agreements.”

Susan B. Bayh.  Mrs. Bayh has been a member of our Board of Directors since July 2005 and currently serves as a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Mrs. Bayh currently serves on the boards of directors of Curis, Inc., a therapeutic drug development, Dendreon Corporation, a therapeutic drug development company, Dyax Corp., a biopharmaceutical company, Emmis Communications, a diversified media company, and Wellpoint, Inc., a Blue Cross/ Blue Shield company. In addition, Mrs. Bayh is a member of the Audit and Compensation Committees of the board of directors of Curis, Inc., and a member of the Compensation Committee of the board of directors of Emmis

Communications. Previously, Mrs. Bayh also served on the boards of directors of Cubist Pharmaceuticals, Inc., a pharmaceutical company, from 2000 to 2004, and Esperion Therapeutics, Inc., a biopharmaceutical company, from 2000 to 2003. From 1994 to 2004, she was a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2000, she was a Commissioner for the International Joint Commission of the Water Treaty Act between the United States and Canada. From 1989 to 1994, Mrs. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company. Mrs. Bayh earned a Bachelor of Arts degree from the University of California at Berkeley and received her J.D. degree from the University of Southern California Law Center.

Alexander D. Cross, Ph.D.  Dr. Cross has been a member of our Board of Directors since July 2005 and currently is a member of the Audit and Nominating and Corporate Governance Committees of the Board of Directors. Dr. Cross served on the board of directors of Ligand Pharmaceuticals Inc. and was a member of its Audit and Compensation Committees until March 2007. Dr. Cross also served as Chairman of the Board and Chief Executive Officer of Cytopharm, Inc. until August 2006. He presently serves as a director of Corium International, Inc. Dr. Cross has been a consultant in the fields of pharmaceuticals and biotechnology since January 1986 and is presently a principal of NDA Partners. Previously, Dr. Cross served as President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross also previously held several corporate management positions at Syntex Corporation from 1961 through 1979. Dr. Cross holds 109 issued United States patents and is the author of 90 peer-reviewed publications. Dr. Cross received his B.Sc., Ph.D. and D.Sc. degrees from the University of Nottingham, England, and is a Fellow of the Royal Society of Chemistry.

Dr. Ian R. Ferrier.  Dr. Ferrier has been a member of our Board of Directors since January 1995. Dr. Ferrier is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. In addition, Dr. Ferrier currently serves on the board of directors of Sonic Foundry Inc. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multi-national companies. He has served on the board of directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the world’s major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies, in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979, Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a B.Sc. in Pharmacology from the University of Edinburgh, Edinburgh, Scotland, served his residency training in nephrology/clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England and completed a post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

Myron Z. Holubiak.  Mr. Holubiak has been a member of our Board of Directors since June 2004, and currently serves as Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committees of the Board of Directors. Mr. Holubiak is currently a member of the board of directors of BioScrip Inc., and serves on its Management Development and Compensation Committee and its Nominating and Governance Committee. Mr. Holubiak is currently a Senior Partner in 1-9 — Doctors, Inc. Previously, he was a partner, President, and Chief Operating Officer of HealthSTAR Communications, Inc., a health care marketing communications network. From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and a member of the board of directors of iPhysicianNet, Inc., a video detailing company. From December 1998 to August 2001, Mr. Holubiak served as the President of Roche Laboratories, Inc., a major research based pharmaceutical company, and was responsible for all U.S. operations including oversight of the market development and launch of the obesity product, Xenical, and the influenza product, Tamiflu. Prior to holding this position, he spent 15 years in a variety of marketing, sales and executive positions with Roche Laboratories and founded Emron, Inc., a health care consulting company. Mr. Holubiak served on the board of directors of the Robert Wood Johnson Hospital Foundation from 1999 to 2001. He currently serves on the board of directors of the Children of Chernobyl Research and Development Foundation.

Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh in 1969, and did graduate work in Biophysics at the University of Pittsburgh from 1969 to 1970.

Leslie D. Michelson.  Mr. Michelson has been a member of our Board of Directors since June 2004, and currently serves as the Lead Independent Director and as Chairman of the Audit Committee of the Board of Directors. Mr. Michelson is the Chairman and CEO of Prostate Health management, a retainer-based primary care medical practice management company. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding from April 2002 until December 2006 and currently serves on the Board of Directors of the Prostate Cancer Foundation. From 1995 to 2005, Mr. Michelson was a member of the board of directors of Catellus Development Corporation, a NYSE listed real estate investment trust. From April 2001 to April 2002, Mr. Michelson served as an investor, advisor and/or director for a portfolio of entrepreneurial health care, technology and real estate companies. From March 2000 to August 2001, Mr. Michelson served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as Managing Director of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as Chairman and Co-Chief Executive Officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, Mr. Michelson served as Chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm. Mr. Michelson received a B.A. in Social and Behavioral Sciences from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

John V. Pollock.  Mr. Pollock has been a member of our Board of Directors since September 1993, and currently serves as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Pollock is presently the Executive Vice President of United Bank in Vienna, Virginia. From 1975 through the present, he has been a senior banking executive and Chief Executive Officer of other banks in the Washington, D.C. area. From 1991 to 2003, Mr. Pollock served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations maintenance services. Mr. Pollock has also served as a consultant to the partners of Basil Properties and as President of Nastech-Basil International, Inc., a joint venture between Basil Properties and us, which joint venture was dissolved in 1993.

Gerald T. Stanewick.  Mr. Stanewick has been a member of our Board of Directors since June 2004. Mr. Stanewick is a private investor who spent more than 30 years on Wall Street before retiring in 2003. From 1991 through 2003, Mr. Stanewick was an institutional bond salesman with Spear Leeds & Kellogg, a subsidiary of Goldman Sachs & Co. (“Goldman Sachs”). From 1981 to 1991 he worked for Wertheim Schroder & Co. (“Wertheim”) and was a partner in charge of the bond department of Wertheim’s San Francisco Office from 1986 to 1991. Prior to Wertheim, Mr. Stanewick was a government bond trader with Bear Stearns. From 1976 to 1980, he was a government bond trader with Mitchell Hutchins. From 1972 to 1976, Mr. Stanewick was a securities analyst with Goldman Sachs covering Fortune 500 companies. He received a B.A. in Economics from St. Michael’s College in Burlington, Vermont. Mr. Stanewick serves on the Board of Directors as the designee of Dr. Steven C. Quay, our Chairman of the Board, President and Chief Executive Officer. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

Bruce R. Thaw.  Mr. Thaw has been a member of our Board of Directors since June 1991 and currently serves as member of the Audit and Compensation Committees of the Board of Directors. Since January, 2000, Mr. Thaw has served as the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products to the medical, scientific, entertainment and industrial markets. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1984 to 2001, Mr. Thaw served as our general counsel. From 1990 until April 2007, Mr. Thaw served as a member of the board of directors of SafeNet, Inc., a company that designs, manufactures and markets information security systems, products and services that protect and secure digital identities, communications, intellectual property and applications over wide area networks and virtual private networks. Mr. Thaw holds a B.B.A. degree in Banking and Finance from Hofstra University and a J.D. degree from the Hofstra University School of Law.

Devin N. Wenig.  Mr. Wenig served as Chairman of our Board of Directors from June 1991 to March 1999 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of the Board of Directors. Mr. Wenig has served in various positions at Reuters Group, P.L.C. (“Reuters”) since 1993 and is currently the Chief Operating Officer and a Director on the Reuters Board. Before joining Reuters, Mr. Wenig was an attorney with the firm of Cravath, Swaine & Moore. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of December 31, 2006 with respect to each person or group who is known us, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the “SEC”), to beneficially own more than 5% of our outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class (%)

FMR Corp.(1)	2,710,200	12.3%
Delaware Management Holdings(2)	1,553,900	7.1%

(1)	Address: 82 Devonshire Street, Boston, MA 02109. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2007 of FMR Corp. filed with the SEC, which represents holdings as of December 31, 2006.

(2)	Address: 2005 Market Street, Philadelphia, PA 19103. Share information is furnished in reliance on the Schedule 13G/A dated February 7, 2007 of Delaware Management Holdings filed with the SEC, which represents holdings as of December 31, 2006. This number represents shares beneficially owned by Delaware Management Business Trust, a wholly owned subsidiary of Delaware Management Holdings.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information as of March 31, 2007 for (i) the members of the Board of Directors, (ii) our executive officers and (iii) our directors and executive officers as a group. Unless otherwise indicated, the business address of each person in the table below is c/o Nastech Pharmaceutical Company Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021. No shares identified below are subject to a pledge.

			Current
		First	Board
		Elected	Term	Number of		Percent of Shares
Name	Age	to Board	Expires	Shares(1)		Outstanding (%)(1)

Dr. Steven C. Quay,	56	2000	2007	1,515,477	(4)	5.7%
Chairman of the Board, President and
Chief Executive Officer(2)
Philip C. Ranker,	47	—	—	64,605	(5)	*
Chief Financial Officer and Secretary
Dr. Gordon C. Brandt,	47	—	—	95,665	(6)	*
Executive Vice President, Clinical Research
and Medical Affairs
Timothy M. Duffy,	46	—	—	60,052	(7)	*
Executive Vice President, Marketing and
Business Development
Dr. Paul H. Johnson,	64	—	—	105,219	(8)	*
Senior Vice President, Research and Development and Chief Scientific Officer
David E. Wormuth,	61	—	—	75,333	(9)	*
Senior Vice President, Operations
Bruce R. York,	52	—	—	15,960	(10)	*
Chief Accounting Officer and
Assistant Secretary
Susan B. Bayh, Director	47	2005	2007	35,235	(11)	*
J. Carter Beese, Jr., Director	50	2003	2007	85,000	(12)	*
Dr. Alexander D. Cross, Director	75	2005	2007	39,000	(13)	*
Dr. Ian R. Ferrier, Director	64	1995	2007	25,235	(14)	*
Myron Z. Holubiak, Director	60	2004	2007	41,735	(15)	*
Leslie D. Michelson, Director	56	2004	2007	64,970	(16)	*
John V. Pollock, Director	68	1993	2007	88,333	(17)	*
Gerald T. Stanewick, Director(3)	60	2004	2007	180,612	(18)	*
Bruce R. Thaw, Director	54	1991	2007	195,041	(19)	*
Devin N. Wenig, Director	40	1991	2007	362,953	(20)	1.4%
All directors and executive officers as a group (17 persons)	—	—	—	3,050,425	(21)	11.2%

*	Beneficial ownership of less than 1.0% is omitted.

(1)	Except as otherwise noted below, includes all outstanding shares of Common Stock, shares of Common Stock underlying vested options, and all outstanding restricted shares of Common Stock (both vested and unvested), that are owned beneficially by the individual listed with sole voting and/or investment power. All references to “vested” options shall include all such options that are exercisable as of March 31, 2007, as well as those options that will become exercisable within 60 days of March 31, 2007.

(2)	Pursuant to the terms and conditions of Dr. Quay’s amended and restated employment agreement, we have agreed, for the term of Dr. Quay’s employment with us, that we will nominate Dr. Quay and a designee of his choice, each for successive terms as a member of the Board of Directors. We have nominated

Gerald T. Stanewick as Dr. Quay’s designee for election to the Board of Directors. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

(3)	We have nominated Gerald T. Stanewick as Dr. Quay’s designee for election to the Board of Directors. See “Certain Relationships and Related Transactions — Contractual Arrangements.”

(4)	Includes vested options to purchase 1,050,000 shares of Common Stock, 126,000 unvested restricted shares of Common Stock and 165 shares of Common Stock held by Dr. Quay’s spouse.

(5)	Includes vested options to purchase 16,711 shares of Common Stock and 32,400 unvested restricted shares of Common Stock.

(6)	Includes vested options to purchase 72,500 shares of Common Stock and 19,500 unvested restricted shares of Common Stock.

(7)	Includes vested options to purchase 16,334 shares of Common Stock and 31,184 unvested restricted shares of Common Stock.

(8)	Includes vested options to purchase 95,167 shares of Common Stock and 6,333 unvested restricted shares of Common Stock.

(9)	Includes vested options to purchase 48,333 shares of Common Stock and 24,500 unvested restricted shares of Common Stock.

(10)	Includes 7,592 unvested restricted shares of Common Stock.

(11)	Includes vested options to purchase 15,000 shares of Common Stock and 5,235 unvested restricted shares of Common Stock.

(12)	Includes vested options to purchase 62,500 shares of Common Stock and 5,000 unvested restricted shares of Common Stock at March 31, 2007. Mr. Beese passed away on April 8, 2007. On April 19, 2007, the Board of Directors authorized the full vesting of 10,000 remaining unvested options and 5,000 remaining unvested shares of restricted stock and an extension of time until April 8, 2009 for the estate of Mr. Beese to exercise all vested options.

(13)	Includes vested options to purchase 16,500 shares of Common Stock and 5,000 unvested restricted shares of Common Stock.

(14)	Includes vested options to purchase 16,000 shares of Common Stock and 3,235 unvested restricted shares of Common Stock.

(15)	Includes vested options to purchase 18,000 shares of Common Stock and 5,735 unvested restricted shares of Common Stock.

(16)	Includes vested options to purchase 21,000 shares of Common Stock and 6,970 unvested restricted shares of Common Stock.

(17)	Includes vested options to purchase 62,500 shares of Common Stock and 5,000 unvested restricted shares of Common Stock.

(18)	Includes vested options to purchase 18,000 shares of Common Stock, 2,000 unvested restricted shares of Common Stock and 59,000 shares of Common Stock held by Mr. Stanewick’s spouse.

(19)	Includes vested options to purchase 86,000 shares of Common Stock and 5,000 unvested restricted shares of Common Stock.

(20)	Includes vested options to purchase 32,500 shares of Common Stock and 4,500 unvested restricted shares of Common Stock.

(21)	Includes vested options to purchase 1,647,045 shares of Common Stock and 295,184 unvested restricted shares of Common Stock.

Biographical information concerning our Chief Executive Officer and the director nominees is set forth above under the caption “Proposal No. 1 — Election of Directors.” Biographical information concerning our remaining executive officers is set forth below.

Philip C. Ranker.  Mr. Ranker joined us as Vice President of Finance in August 2004. In September 2005, he was named interim Chief Financial Officer and interim Secretary. Effective January 1, 2006, the interim titles for Mr. Ranker were removed. In March 2006, Mr. Ranker was appointed to the board of directors of ImaRx Therapeutics, Inc. and serves on the audit committee. Prior to joining us, Mr. Ranker served as Director of Finance of ICOS Corporation from 2001 to 2004. Mr. Ranker also served as Assistant Corporate Controller of Scholastic Corporation from 1999 to 2000 and was employed by Aventis Pharma from 1984 to 1999, holding positions of Accounting Supervisor, Finance Manager, Business Manager and Senior Finance Director. Mr. Ranker was employed by Peat Marwick from 1981 to 1984. Mr. Ranker earned a B.S. in accounting from the University of Kansas. Mr. Ranker received his Certified Public Accountant license in 1982.

Dr. Gordon C. Brandt.  Dr. Brandt joined us in November 2002. In his position of Executive Vice President, Clinical Research and Medical Affairs, he oversees the drug development process including formulation, analytical chemistry, process development, preclinical, clinical, regulatory affairs and statistics. From 1997 to 2002, Dr. Brandt worked at Sonus Pharmaceuticals, Inc., a developer of oncology drugs, where he held the positions of Vice President, Clinical and Regulatory Affairs, and Director of Medical Affairs. At Sonus, Dr. Brandt was involved in managing all aspects of design and implementation of early and late stage clinical trial programs and submissions to regulatory authorities. Dr. Brandt graduated from Yale University with a B.S. degree in engineering science, received an M.D. from the University of California, San Francisco, and completed his residency training in internal medicine at Kaiser Hospital in San Francisco. Dr. Brandt holds two U.S. patents.

Timothy M. Duffy.  Mr. Duffy has been employed by us since June 2004 and served as our Vice President, Marketing and Business Development until January 2006. In January 2006, Mr. Duffy was promoted to Executive Vice President, Marketing, Business Development and Legal Affairs. Prior to joining us, Mr. Duffy held the position of Vice President, Business Development at Prometheus Laboratories Inc., a privately held specialty pharmaceutical company. Prior to Prometheus, Mr. Duffy served for 13 years in functional and management positions in the pharmaceutical division at The Procter & Gamble Company. Mr. Duffy received a B.A. in biology from Loras College in Dubuque, Iowa.

Dr. Paul H. Johnson.  Dr. Johnson has been employed by us since September 2003 as our Senior Vice President, Research and Development and Chief Scientific Officer. From 2001 to 2003, Dr. Johnson was Vice President, Research and Development and Chief Scientific Officer at EpiGenX Pharmaceuticals, Inc., a privately-held company focused on the development of epigenetic-based strategies to treat cancer and infectious diseases. From 1994 to 2001, Dr. Johnson served as the Head of the Cell and Molecular Biology Department and Principal Scientist in the Cancer Research Department at Berlex Biosciences (“Berlex”) in Richmond, California, the U.S. research and development center for Schering AG in Germany. He also held an adjunct faculty position in the Graduate Division of Molecular Biology and Biochemistry at the University of California at Davis. From 1975 to 1994, Dr. Johnson was the Director of the Cell and Molecular Biology Laboratory at SRI International (formerly the Stanford Research Institute) and Professor of Biochemistry at Wayne State University Medical School. Dr. Johnson received a B.S. in biological sciences from the State University of New York (“SUNY”), Buffalo, a Ph.D. in biochemistry from the Roswell Park Cancer Institute (SUNY), and completed his post-doctoral training at the California Institute of Technology under an American Cancer Society fellowship.

David E. Wormuth.  Mr. Wormuth has been employed by us since March 2001 as our Senior Vice President, Operations. From 1997 to 2001, Mr. Wormuth was President of David E. Wormuth & Associates, a consulting firm providing expert consulting services to the pharmaceutical industry related to manufacturing and quality control. From 1992 until 1997, Mr. Wormuth served as Vice President of Operations for Sonus. Prior to joining Sonus, Mr. Wormuth spent five years in various operational and manufacturing positions with Kabivitrum, Inc., a Swedish firm, specializing in emulsion technology and the development of amino acids for LVP applications. Prior to Kabivitrum, Mr. Wormuth spent 13 years with Abbott Laboratories in various manufacturing roles until 1987. Mr. Wormuth graduated from Newberry College in Newberry, South Carolina, where he received a B.A. in history and political science, and also served in the United States Marine Corps.

Bruce R. York.  Mr. York joined us as our Director, Accounting and Corporate Controller in August 2004. In September 2005, he was appointed our Senior Director, Finance, interim Chief Accounting Officer and interim Assistant Secretary. Effective January 1, 2006, the interim titles for Mr. York were removed. Prior to joining us, Mr. York was Vice President, Chief Financial Officer and Corporate Secretary of Cellular Technical Services Company, Inc. from 1999 to 2004. Mr. York also served as Director of Finance for Cell Therapeutics, Inc. from 1998 to 1999, and was employed by Physio Control International Corporation from 1987 to 1998, holding positions of Director of Business Planning, Director of Finance — Europe, Director of Finance and Corporate Controller and Manager of Tax and Assets. Mr. York was employed by Price Waterhouse from 1978 to 1987. Mr. York earned a B.A. in government from Dartmouth College and an M.B.A. in finance and accounting from the Amos Tuck School of Business at Dartmouth. Mr. York received his Certified Public Accountant license in 1979.

Certain Relationships and Related Transactions

Contractual Arrangements.  Pursuant to the terms and conditions of Dr. Quay’s employment agreement, we agreed, for the term of Dr. Quay’s employment with us, (i) to nominate Dr. Quay for successive terms as a member and Chairman of the Board of Directors, and (ii) to nominate a designee of Dr. Quay, who is reasonably acceptable to us, for successive terms as a member of the Board of Directors. We are obligated to use all best efforts to cause Dr. Quay and his designee to be elected to the Board of Directors at the Annual Meeting. Gerald R. Stanewick, a current member of the Board of Directors, has been designated by Dr. Quay for election to the Board of Directors at the Annual Meeting.

Independence of The Board of Directors

The Board of Directors has adopted Nasdaq’s standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that a majority of its members, namely Susan B. Bayh, Dr. Alexander D. Cross, Myron Z. Holubiak, Leslie D. Michelson, John V. Pollock, Bruce R. Thaw and Devin N. Wenig, are independent directors within the meaning of such Nasdaq independence standards in terms of independence from management, such members constituting seven (7) of the ten (10) current members of the Board of Directors. In making these independence determinations, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

Meetings of the Board of Directors

The Board of Directors held six meetings during 2006. During 2006, all directors except Mr. Wenig, who attended three meetings, attended more than 75% of the aggregate number of meetings of the Board of Directors. We do not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but we strongly encourage all members of the Board of Directors to attend our annual meetings and expect such attendance except in the event of extraordinary circumstances. All members of the Board of Directors, except Mr. Holubiak and Mr. Wenig, attended our annual meeting of stockholders on June 13, 2006.

Executive Sessions of the Board of Directors consisting only of independent directors will be held at least twice per year, and periodically as determined by the independent directors. Such Executive Sessions will typically occur immediately following regularly scheduled meetings of the Board of Directors, or at any other time and place as the independent directors may determine. The Board of Directors has designated Leslie D. Michelson to serve as our Lead Independent Director. In this capacity, Mr. Michelson is generally responsible for organizing, managing and presiding over the Executive Sessions of the Board of Directors and performing such other oversight functions from time to time as the independent directors deem necessary or appropriate, and reporting on outcomes of the Executive Sessions and such other activities to the Board of Directors and Chief Executive Officer as appropriate. Interested parties may submit matters for consideration to the independent directors by utilizing the procedures identified under “Stockholder Communications” in this Proxy Statement. During 2006, the independent directors met in Executive Session six times.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for each of these Committees, which we make available free of charge on or through our internet website items related to corporate governance matters, including the charters of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors and our Code of Business Conduct and Ethics applicable to all employees, officers and directors. We maintain our internet website at www.nastech.com. You can access our committee charters and code of conduct on our website by first clicking “About Nastech” and then “Corporate Governance.” We intend to disclose on our internet website any amendments to or waivers from our Code of Business Conduct and Ethics, as well as any amendments to the charters of any of the Audit, Compensation or Nominating and Corporate Governance Committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Nastech Pharmaceutical Company Inc., Investor Relations Department, 3830 Monte Villa Parkway, Bothell, Washington 98021. The current members of these committees are identified in the following table:

Nominating
		Lead			and Corporate
		Independent	Audit	Compensation	Governance
Director	Chairman	Director	Committee	Committee	Committee

Susan B. Bayh				X	X
Dr. Alexander D. Cross			X		X
Dr. Ian R. Ferrier
Myron Z. Holubiak				Chair	X
Leslie D. Michelson		X	Chair
John V. Pollock			X	X
Steven C. Quay, M.D., Ph.D.	X
Gerald T. Stanewick
Bruce R. Thaw			X	X
Devin N. Wenig				X	Chair

Audit Committee.  The Audit Committee, which currently consists of directors Leslie D. Michelson, Chairman, Dr. Alexander D. Cross, John V. Pollock and Devin N. Wenig, held six meetings during 2006. All members of the Audit Committee as then constituted attended at least 75% of the meetings during the periods served as committee members in 2006. Among other functions, the Audit Committee authorizes and approves the engagement of the independent registered public accounting firm, reviews the results and scope of the audit and other services provided by the independent registered public accounting firm, reviews our financial statements, reviews and evaluates our internal control functions, approves or establishes pre-approval policies and procedures for all professional audit and permissible non-audit services provided by the independent registered public accounting firm and reviews and approves any proposed related party transactions.

The Board of Directors has determined that each of Leslie D. Michelson, Dr. Alexander D. Cross., John V. Pollock and Bruce R. Thaw is an independent director within the meaning of the Nasdaq independence standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC Rules and satisfies the Nasdaq standards of financial literacy and financial or accounting expertise or experience.

Compensation Committee.  The Compensation Committee, which currently consists of directors Myron Z. Holubiak, Chairman, Susan B. Bayh, J. John V. Pollock, Bruce R. Thaw and Devin N. Wenig, held four meetings during 2006. All members attended at least 75% of the meetings during the periods served as committee members in 2006. The Board of Directors has determined that each of the members of the Compensation Committee is an independent director within the meaning of the Nasdaq independence standards.

The Compensation Committee’s functions include reviewing and approving the compensation and benefits for our executive officers, administering our equity compensation plans and making recommendations to the Board of Directors regarding these matters. The Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors. During 2006 the compensation committee retained Mercer Human Resource Consulting, a human resource and compensation consulting firm (“Mercer”) as its independent compensation consultant. The consultant served at the pleasure of the committee, and the consultant’s fees were approved by the committee. The consultant provided the committee with a report regarding the compensation paid by our competitors and other employers who compete with us for executives.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which currently consists of directors Devin N. Wenig, Chairman, Susan B. Bayh, Dr. Alexander D. Cross and Myron Z. Holubiak, held three meetings during 2006. All members of the Nominating and Corporate Governance Committee, as then constituted, except Mr. Holubiak and Ms. Bayh, each of whom attended two meetings during 2006, attended at least 75% of the meetings during the periods served as committee members in 2006. The Nominating and Corporate Governance Committee searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size, composition and compensation of the Board of Directors and its committees. The Board of Directors has determined that each of Devin N. Wenig, Susan B. Bayh, Dr. Alexander D. Cross and Myron Z. Holubiak is an independent director within the meaning of the Nasdaq independence standards.

In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure, while contributing to the Board of Directors’ ability to work as a collective body. Accordingly, it is the policy of the Nominating and Corporate Governance Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board of Directors, whom the Nominating and Corporate Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, will continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating and Corporate Governance Committee, in light of the circumstances, will make a determination as to whether to fill the applicable vacancy, and, if such a determination is made, may solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar with qualified candidates, including members of our Board of Directors and our senior management. The Nominating and Corporate Governance Committee may also engage a search firm to assist in the identification of qualified candidates. The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board of Directors and may, if deemed helpful, conduct interviews of proposed candidates.

The Nominating and Corporate Governance Committee generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The Nominating and Corporate Governance Committee will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-terms interests of our stockholders. In addition, the Nominating and Corporate Governance Committee requires that all candidates have no interests that materially conflict with our interests and those of our stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing us and have adequate time to devote to service on the Board of Directors. We also require that a majority of its directors be independent, at least three of the directors have the financial literacy necessary for service on the Audit Committee under applicable Nasdaq rules and at least one of these directors qualifies as an Audit Committee Financial Expert in accordance with applicable SEC rules.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for nominees to fill director positions, provided that the Nominating and Corporate Governance Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees as required by our Bylaws, to our Director of Human Resources following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the Director of Human Resources by the time period set forth in our most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The Director of Human Resources shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate stockholder recommendations for candidates for the Board of Directors using the same criteria as for other candidates, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was at any time during fiscal 2006 one of our officers or employees. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Stockholder Communications

All stockholder communications must (i) be addressed to our Director of Human Resources at our address, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, or the independent directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain shareholder proposals or shareholder nominations from shareholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under Commission Rule 14a-8 of Regulation 14A under the Exchange Act and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate as is required by our Bylaws.

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Director of Human Resources shall promptly deliver such communication to the appropriate member(s) of the Board of Directors or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the chairman of the Board of Directors with a copy to the Chief Executive Officer, the chairman of the Nominating and Corporate Governance Committee, or to each of the independent directors, as the case may be.

The Director of Human Resources may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more of our directors and executive officers, except that in processing any stockholder communication addressed to the independent directors, the Director of Human Resources may not copy any member of management in forwarding such communications. In addition, the Director of Human Resources may, in his or her sole discretion and acting in good faith, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for consideration by the intended recipient, and any such correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as our independent registered public accounting firm for the year ended December 31, 2006, has been our independent registered public accounting firm for each completed fiscal year beginning with the year ended December 31, 1996, and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2007 In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of our independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Your ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 does not preclude the Audit Committee from terminating its engagement of KPMG LLP and retaining new independent registered public accounting firm, if it determines that such an action would be in our best interest. Total fees billed to us by KPMG LLP for the years ended December 31, 2006 and 2005 were $350,570 and $346,000, respectively, and were comprised of the following:

Audit Fees.  The aggregate fees billed for professional services rendered in connection with (i) the audit of our annual financial statements, (ii) the audit of our internal controls over financial reporting, (iii) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, (iv) consents and comfort letters issued in connection with equity offerings and (v) services provided in connection with statutory and regulatory filings or engagements were $350,570 for the year ended December 31, 2006 and $346,000 for the year ended December 31, 2005.

Audit-Related Fees.  We did not incur any audit-related fees for the years ended December 31, 2006 or December 31, 2005.

Tax Fees.  The aggregate fees billed for professional services rendered in connection with tax compliance, tax planning and federal and state tax advice were zero for the year ended December 31, 2006 and $17,000 for the year ended December 31, 2005.

All Other Fees.  We did not incur any other fees for the years ended December 31, 2006 and December 31, 2005.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace our independent registered public accounting firm (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm is engaged by, and report directly to, the Audit Committee.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $15,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 2. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN

We seek to retain the services of current employees, to promote employee morale and to encourage employee ownership of Nastech Common Stock, and to secure and retain the services of new employees. In order to maximize our success, we look to provide incentives to certain employees through the means of various stock ownership plans. As such, we submit for approval the 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”), a copy of which is attached as Appendix A to this proxy statement. The Stock Purchase Plan permits employees to purchase shares at a discount through payroll deductions.

The following summary of the terms of the Stock Purchase Plan is qualified in its entirety by reference thereto. Stockholders are urged to refer to the Stock Purchase Plan document and to read it carefully for a complete statement of the provisions summarized herein.

Stock Subject to the Plan

The stock subject to purchase under the Stock Purchase Plan may be unissued shares of Common Stock or shares of Common Stock that have been bought on the open market at prevailing market prices or otherwise. The amount of shares of Common Stock that may be sold pursuant to the Stock Purchase Plan shall not exceed, in the aggregate, 300,000 shares. If any option to purchase shares of Common Stock granted pursuant to the Stock Purchase Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for issuance under the Stock Purchase Plan.

Eligibility

Employees of our company who meet the eligibility requirements under the Stock Purchase Plan may participate in the plan. As of April 1, 2007 there were approximately 206 employees eligible to participate in the Stock Purchase Plan. An employee is eligible to participate in the Stock Purchase plan if the employee is employed by us for more than five months in any calendar year for more than 20 hours per week and has continuously worked for us for a length of time to be set by the Board of Directors, but not to exceed a period of greater than two years, except that no employee may participate (i) if immediately upon participation in the offering the employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock, or (ii) if the rights granted to the employee under the Stock Purchase Plan together with rights granted to the employee under all of our other employee stock purchase plans create rights to purchase our stock at a rate which exceeds $25,000 per year of the fair market value of the stock as determined at the time such rights are granted, for each calendar year in which such rights are outstanding at any time. In addition, no participant may purchase more than 3,500 shares in any Offering Period.

Offerings Under the Plan

Our Board of Directors may grant or provide for the grant of purchase rights to purchase shares of our Common Stock under the Stock Purchase Plan to eligible employees on such offering date or dates as selected by the board. The terms of each offering shall be set by our Board of Directors, but all employees granted purchase rights under the Stock Purchase Plan shall have the same rights and privileges. The provisions of separate offerings need not be identical, but all offerings shall include the period during which the offering shall be effective, which period shall not exceed 27 months beginning with the offering date, and the provisions set forth in the Stock Purchase Plan with respect to eligibility, purchase rights, purchase price, participation, withdrawal, termination and exercise. An eligible employee may become a participant in the Stock Purchase Plan pursuant to an offering by delivering to us a participation agreement within the time specified in the offering. Each participant shall authorize payroll deductions to be held in an account to purchase shares of our Common Stock on the purchase date.

On each offering date, each eligible employee shall be granted a purchase right to purchase up to the number of shares of Common Stock as designated by our Board of Directors, not to exceed 15% of such employee’s earnings during the period as stated in the offering. Our Board of Directors shall specify a maximum number of shares of Common Stock that may be (i) purchased by any participant during the offering and (ii) purchased in aggregate by all participants during the offering. The purchase price of the shares of Common Stock acquired pursuant to purchase rights granted under the Stock Purchase Plan shall be not less than the lesser of (i) an amount equal to 85% of the fair market value of the shares of Common Stock on the offering date or (ii) an amount equal to 85% of the fair market value of the shares of Common Stock on the applicable purchase date.

Termination of Enrollment

A participant in the offering may terminate his or her payroll deductions under the Stock Purchase Plan and withdraw from the offering by delivering to us a notice of withdrawal at any time except as provided in the offering. Upon withdrawal from the offering, we shall distribute to such participant all of his or her accumulated payroll deductions. Purchase rights granted pursuant to any offering under the Stock Purchase Plan shall terminate immediately upon a participant ceasing to be an employee or other lack of eligibility. We will distribute to such terminated or otherwise ineligible employee all of his or her accumulated payroll deductions. A participant may file a written designation of a beneficiary who is to receive shares of Common Stock and/or cash from the participant’s account under the Stock Purchase Plan in the event of such participant’s death.

Plan Administration

The Stock Purchase Plan is administered by our Board of Directors or such committee or employee(s) as the Board of Directors may delegate. Our Board of Directors, or such committee or employee(s) as the Board of Directors may delegate, is vested with full power to determine all questions that may arise under, construe the terms of, adopt rules of procedure and enforce the provisions of the Stock Purchase Plan; provided, however, if our Board of Directors delegates administration to a committee or employee(s) the Board of Directors may remove such administration duties from the committee or employee(s) at any time.

Amendment and Termination

Our Board of Directors may amend the Stock Purchase Plan from time to time. Except as provided in the Stock Purchase Plan, no amendment shall be effective until we have obtained the approval of our stockholders if Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) or other applicable laws or regulations require such approval. The rights and obligations under any purchase rights granted before amendment of the Stock Purchase Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such purchase rights were granted or (ii) as necessary to comply with any laws, governmental regulations or requirements of the Section 423 of the Code.

Our Board of Directors in its discretion may suspend or terminate the Stock Purchase Plan at any time. Unless sooner terminated, the Stock Purchase Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Stock Purchase Plan have been issued. No purchase rights may be granted under the Stock Purchase Plan while the Plan is suspended or after it is terminated. Any benefits, privileges, entitlements and obligations under any purchase rights granted under the Stock Purchase Plan while the Stock Purchase Plan is in effect shall not be impaired by suspension or termination of the Stock Purchase Plan except (i) as expressly provided in the Stock Purchase Plan or with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Stock Purchase Plan and/or purchase rights granted under the Stock Purchase Plan comply with the requirements of Section 423 of the Code.

Federal Income Tax Consequences

Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the Stock Purchase Plan. If an employee disposes of Common Stock purchased under the ESPP less than one year after the Common Stock is purchased or within two years of the Grant Date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee holds the shares of Common Stock purchased under the Stock Purchase Plan for at least one year after the Common Stock is purchased and at least two years after the Grant Date before disposing of such shares, then the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the offering date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee. If an employee dies before disposing of the Common Stock purchased under the Stock Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

Nastech generally will not be entitled to a deduction with respect to the Common Stock purchased by an employee under the Stock Purchase Plan, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the Grant Date.

Accounting Treatment Under Generally Accepted Accounting Principles

The Stock Purchase Plan is classified under FAS 123(R) as a “compensatory” plan because participants have the right to purchase Common Stock at less than 95% of the fair market value on the Grant Date and because the plan allows for a “look-back” to allow participants to purchase stock based upon the fair market value on the Grant Date as opposed to the Purchase Date. Under FAS 123(R), we must record a charge to earnings equal to the fair value of the right to purchase Common Stock under the Stock Purchase Plan determined as of the Grant Date.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote, either in person or by proxy, is required for approval of Proposal No. 3. For purposes of the ratification of our 2007 Employee Stock Purchase Plan, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm, the compliance by us with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Amended and Restated Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations our internal controls, and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements and the audit of our internal controls over financial reporting.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm the issue of its independence from us and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm in 2006 is compatible with maintaining the registered public accounting firm’s independence and has concluded that it is.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

Each of the members of the Audit Committee is independent as defined under the standards of the SEC and Nasdaq, and meets all other requirements of Nasdaq and of such rules of the SEC.

Respectfully submitted by the Audit Committee,

Leslie D. Michelson, Chairman
Dr. Alexander D. Cross
John V. Pollock
Bruce R. Thaw

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our Compensation Committee is composed entirely of independent, outside directors. Its functions include establishing our general compensation policies, reviewing and approving compensation for executive officers, and administering our stock-based incentive plans. One important goal of the Compensation Committee is to have the members of the committee design compensation packages for our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals essential to our long-term success and growth in stockholder value.

We compensate our executive officers through a combination of base salary, cash bonus awards and performance-based equity compensation. Our compensation program is designed to attract and retain the best possible executive talent, to tie annual and incentive cash and long term equity compensation to the achievement of measurable corporate, business and individual performance objectives, and to align compensation incentives available to our executives with the goal of creating stockholder value. To this end, we tie a substantial portion of our executive officers’ overall compensation to measurable annual corporate milestones and to the achievement of individual goals for the executive officers that are specific to their areas of responsibility and relate to the corporate milestones. In addition, we provide our executives a variety of other benefits that we also make available to all salaried employees.

Our President and Chief Executive Officer, our Chief Financial Officer and our Director of Human Resources are typically invited to attend meetings of the Compensation Committee. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our President and Chief Executive Officer), the Compensation Committee considers the recommendations of our President and Chief Executive Officer. The input of the President and Chief Executive Officer, the Chief Financial Officer and the Director of Human Resources helps us evaluate our compensation practices and assists us with developing and implementing our executive compensation program and philosophy. Based on information presented to us by Mercer Human Resource Consulting (“Mercer”), a human resource and compensation consulting firm we retained to advise the Compensation Committee, we believe we have generally established our executive officers’ base salary and incentive compensation at approximately the median of market ranges. Our equity component, based upon increasing shareholder value, can increase our executives’ total compensation above the median. As a result, we believe the total compensation of our executive officers is equitable when compared to executive officers from a peer group of competitive companies.

Establishing Compensation Opportunities and Compensation Philosophy

Overall, our aim is to offer our executive officers total compensation opportunities that represent a competitive level among a peer group of companies. Accordingly, on an annual basis, Mercer helps us identify a peer group of competitive companies to which we may refer when establishing executive compensation and assists with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to our executive officers and other employees. Mercer also guides us in the development of near-term and long-term individual performance objectives established by the Compensation Committee. The Compensation Committee also may consider other factors to adjust executive compensation after appropriate research and deliberation.

Benchmarking of Base Compensation and Equity Holdings

With information provided by Mercer regarding compensation programs for executive officers, our Compensation Committee performs periodic strategic reviews of the cash compensation and share and option holdings of our executive officers to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to the comparable officers in other competitive companies including, Mercer identified such competitive companies as companies that most closely matched our core businesses and stage of development. In addition to the information supplied by Mercer regarding compensation for executive officers of a peer group of competitive companies, the Compensation Committee also reviews other salary and compensation surveys from various sources, such as Aon Consulting, Inc. for guidance in setting compensation for our executive officers.

Allocation Among Compensation Components

Our typical executive compensation package has historically consisted of three main components: (1) base salary; (2) cash bonuses; and (3) stock options and restricted stock grants. We view these three components of our executive compensation program as related but distinct. Although the Compensation Committee reviews the total compensation of our executive officers, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from any other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on the market for executive compensation, utilizing the survey data referred to above, individual performance, our view of internal equity and consistency and other information we deem relevant. We believe that, as is common in the biotechnology sector, stock-related awards are the primary motivator in attracting and retaining executives, and that salary and cash bonus awards are secondary considerations. Except as described below, due to the small size of our executive team and the need to tailor each executive officer’s award to attract and retain that executive officer, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of compensation. The table below gives a breakdown among major compensation components received in 2006 by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (referred to herein collectively as our

“Named Executive Officers”) and treats the equity compensation component consistently with the Summary Compensation Table methodology.

	Base	Cash Bonus	Equity
	Salary	Awards	Compensation

Dr. Steven C. Quay, Chairman, President and CEO	17%	7%	76%
Philip C. Ranker, Chief Financial Officer	38%	14%	48%
Dr. Gordon C. Brandt, EVP Clinical Research and Medical Affairs	39%	13%	48%
Timothy M. Duffy, EVP Business Dev, Marketing & Legal	41%	14%	45%
Dr. Paul H. Johnson, SVP R&D and Chief Scientific Officer	44%	14%	42%

Description of Our Compensation Components

We provide the following compensation components to our executives:

Base Salary.  The Compensation Committee’s approach is to offer base salaries targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at our peer groups of competitive companies. To that end, the Compensation Committee evaluates the competitiveness of our base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and our own experience in recruiting and training executives and professionals. The base salaries for 2006 for the Named Executive Officers are intended to be consistent with competitive practice and the executive officer’s level of responsibility and were based upon the terms of employment contracts with the Named Executive Officers. Base salaries of the Named Executive Officers are reviewed annually by the Compensation Committee and may be increased in accordance with the terms of the executive officers’ respective employment agreements and certain performance criteria, including, without limitation, (i) individual performance, (ii) our performance as a company, (iii) the functions performed by the executive officer and (iv) changes in the compensation peer group in which we compete for executive talent. The Compensation Committee uses its discretion to determine the weight given to each of the factors listed above and such weight may vary from individual to individual.

The Compensation Committee recommends the salary for our President and Chief Executive Officer and, with the aid of the of the President and Chief Executive Officer, for each executive officer below the President and Chief Executive Officer level, for approval by the full Board of Directors. In 2006, we increased our executives’ base salaries by a range of 4.0% to 15.6%, and by 11.4% on average. These increases were part of our normal annual salary review and reflected the Compensation Committee’s review of the compensation levels in our peer group of competitive companies.

Cash Incentive Bonuses.  In addition to base salary, pursuant to their employment agreements, our executive officers are eligible to receive discretionary incentive bonuses, from time to time, upon the achievement of certain scientific, financial and other business milestones related to company and individual performance. At the beginning of each year, the Compensation Committee and our President and Chief Executive Officer review each executive’s job responsibilities and goals for the upcoming year and establish performance criteria for achieving the target bonus amount (or portions thereof) expressed as a percentage of base salary. Once established by the Compensation Committee these criteria are submitted for approval to the full Board of Directors on an annual basis, and include specific goals and objectives relating to the achievement of clinical, regulatory, business and/or financial milestones. For 2006, these goals and objectives included metrics on shareholder value, business partnering, new feasibility studies, expansion of our patent portfolio, advancement of clinical products, balance sheet strength, systems improvements and uptime, manufacturing shipments and production of preclinical and clinical supplies. The Compensation Committee uses its discretion to determine the weight given to each of the goals and objectives listed above. The Compensation Committee believed the targets provided realistic, motivating incentives for achieving the performance desired by our board of directors. Under the terms of their respective employment agreements, the target cash bonus amount for each of our executive officers is as follows: Dr. Steven C. Quay — 50% of base salary; Mr. Ranker, Dr. Brandt, Mr. Duffy, and Dr. Johnson — 40% of base salary. The Named Executive Officers may be awarded cash bonuses higher than their respective target cash bonus amount in the discretion of the Compensation Committee. In addition, the Compensation Committee, in its discretion, may award a cash bonus to any Named Executive Officer below that of his respective stated target cash bonus in the event his target goals and objectives are not fully met.

At year-end the Compensation Committee evaluates individual and corporate performance against the target goals for the recently completed year, in conformance with its evaluation process, and then approves the employee bonus program incentive level for our President and Chief Executive Officer, and for each officer below the President and Chief Executive Officer level based on the President and Chief Executive Officer’s recommendations. For the year ended December 31, 2006, discretionary cash incentive bonuses in recognition of services performed in 2006 were approved by the Compensation Committee on February 6, 2007 and awarded to executive officers and paid in February 2007 as follows: $214,500 to Dr. Steven C. Quay, $84,474 to Philip C. Ranker, $89,078 to Dr. Gordon C. Brandt, $84,547 to Timothy M. Duffy, and $74,726 to Dr. Paul H. Johnson, representing 86%, 92%, 81%, 88% and 78%, respectively, of the target cash bonus amount for such executive officer.

If an executive officer is terminated prior to the scheduled payment date, his or her incentive bonus will be forfeited, subject to contractual provisions in his or her employment agreements. Neither the Compensation Committee nor the our board of directors has considered whether we would attempt to recover any portion of cash incentive bonus payments to the extent such payments were determined and paid based on our financial results if our financial results are later restated in a downward direction.

Stock options and restricted stock grants.  We believe that long-term company performance is best achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. We grant stock options and other stock awards in order to provide certain executive officers with a competitive total compensation package and to reward them for their contribution to the long-term growth in value of the company and the long-term price performance of our common stock. Grants of stock options and other stock awards are designed to align the executive officer’s interest with that of our stockholders although we do not currently have formal guidelines specifying security ownership requirements for our executive officers. To assist us in retaining employees and encouraging them to seek long-term appreciation in the value of our stock, the benefits of the awards generally vest over a specified period, usually three years, and therefore a grantee must remain with us for a specified period to enjoy the full potential economic benefit of an award. The Compensation Committee may consider as one of a number of factors the level of an executive officer’s realizable compensation from awards granted in prior years when making decisions with respect to awards being granted to that executive officer for the most recently ended fiscal year.

We maintain three compensation plans under which equity compensation awards may be made to employees: the Nastech Pharmaceutical Company Inc. Amended and Restated 2000 Nonqualified Stock Option Plan, the Nastech Pharmaceutical Company Inc. 2002 Stock Option Plan, and the 2004 Stock Incentive Plan (collectively herein, the “Employee Option Plans”). We may award options under the 2000 and 2002 plans, and a variety of stock-based units including options and restricted stock under our 2004 Plan. Awards granted under the Employee Option Plans are based on a number of factors, including (i) the executive officer’s or key employee’s position with us, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake with us, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and (v) individual contribution to the success of our financial performance. However, the Employee Option Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the evaluation by the Compensation Committee, in consultation with our President and Chief Executive Officer, of the performance and responsibilities of and the retention strategy for the individual in question. Awards to executive officers are first reviewed and approved by the Compensation Committee, which then makes a recommendation for final approval by our board of directors.

Stock awards to newly-hired employees (including, without limitation, executive officers) are made on the start date of employment and are approved by the Chief Executive Officer based upon guidelines from and authority delegated to him by the Compensation Committee. Other than grants to newly-hired employees, option grants are generally planned to be awarded in February of each year at the regularly scheduled meetings of the Compensation Committee and the Board of Directors. Our programs, policies or practices do not time option grants with the release of any non-public information for newly-hired executive officers. As a part of its agenda for each meeting, the Compensation Committee reviews and approves all grants of options and awards made by our President and Chief Executive Officer since the previous meeting. Restricted stock awards are made to attract and retain talented employees in a competitive market and to align the interest of the employee with that of the shareholder. Because shares of restricted stock have a defined value at the time the restricted stock awards are made, restricted stock awards are often perceived as having more immediate value than stock options, which have a less determinable value when granted, and thus we typically grant fewer shares of restricted stock than stock options. Furthermore, any unvested restricted stock holdings are subject to forfeiture upon termination of employment.

The exercise price of all option awards granted to Named Executive Officers in 2006 was equal to the closing price of our common stock on the date of the grant.

Other Compensation.  We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. In certain circumstances, on a case-by-case basis, we have used cash signing bonuses, which may have time-based repayment terms, when certain executives and senior non-executives have joined us. We do not provide any special reimbursement for perquisites such as country clubs, automobiles, corporate aircraft, living or security expenses for our employees or for any executive officers.

401(k) Savings Plan.  We maintain a tax-qualified 401(k) savings and profit-sharing plan for our eligible employees (the “401(k) Plan”). Employees who have attained the age of 21 and completed at least three months and at least 250 hours of service with us are eligible to elect to defer up to the lesser of $15,000 during calendar year 2006 or 100% of their base pay on a pre-tax basis. Participants age 50 and older may make additional pre-tax contributions to the 401(k) Plan of up to $5,000 during calendar year 2006. We may make discretionary matching or profit-sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year, as may be determined by the Board of Directors. For calendar year 2006, the Board of Directors decided to match employee pre-tax contributions of up to 6% of compensation at 25 cents for each dollar contributed by the employee. Accordingly, we made discretionary matching contributions of approximately $151,000 to the 401(k) Plan for calendar year 2006, including matching contributions for executive officers as follows: $3,563 for Dr. Steven C. Quay, $3,450 for Philip C. Ranker $3,266 for Dr. Gordon C. Brandt, $3,572 for Timothy M. Duffy, and $3,000 for Dr. Paul H. Johnson.

Pension Benefits.  We do not offer qualified or non-qualified defined benefit plans to our executive officers or employees. In the future, our Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation.  None of our Named Executive Officers participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. In the future, the Compensation Committee may elect to provide our executive officers or other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Severance and Change of Control Arrangements.  As discussed more fully in the section below entitled “Employment Agreements,” our executive officers are entitled to certain benefits upon the termination of their respective employment agreements. The severance agreements are intended to mitigate some of the risk that our executive officers may bear in working for a developing company such as ours.

Policies Regarding Tax Deductibility of Compensation.  Within our performance-based compensation program, we aim to compensate the Named Executive Officers in a manner that is tax-effective for us. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance based compensation paid in cash to our executive officers in 2006 did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers in 2007 will exceed that limit.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during 2006 by our Named Executive Officers.

2006 Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position(1)	Year	($)	($)	(2)($)	(2)($)	(3)($)	($)	(4)($)	($)

Dr. Steven C. Quay,	2006	$500,000	—	$617,565	$1,582,331	$214,500	—	$3,563	$2,917,959
Chairman, President and CEO (Principal Executive Officer)
Philip C. Ranker, CFO,	2006	230,000	—	158,627	125,307	84,474	—	3,450	601,858
(Principal Financial Officer)
Dr. Gordon C. Brandt, EVP	2006	275,000	—	64,185	107,462	89,078	—	3,266	538,991
Clinical Research and
Medical Affairs
Timothy M. Duffy, EVP	2006	238,109	—	159,505	100,759	84,547	—	3,572	586,492
Business Dev, Marketing & Legal
Dr. Paul H. Johnson, SVP	2006	239,200	—	50,771	182,669	74,726	—	3,000	550,336
R&D and Chief Scientific Officer

(1)	Dr. Quay has been employed by us since August 2000. Mr. Ranker has been employed by us since August 2004 and was appointed Chief Financial Officer and Secretary on January 1, 2006. Dr. Brandt has been employed by us since November 2002. Mr. Duffy has been employed by us since June 2004 and was promoted to Executive Vice President, Business Development, Marketing and Legal on January 30, 2006. Dr. Johnson has been employed by us since September 2003.

(2)	The amounts listed in the Stock Awards and Option Awards columns are the amounts of compensation cost recognized in 2006 for financial reporting purposes related to awards in current and prior fiscal years, excluding the effect of certain forfeiture assumptions. There were no actual forfeitures for any named executive during 2006. The estimates used for forfeitures in the financial statements based upon historical experience would have reduced the amounts reflected in the summary compensation table above as follows:

	Stock Awards Estimate of	Option Awards Estimate of
	Forfeitures in 2006 not	Forfeitures in 2006 not
	Included in the Summary	Included in the Summary
Name	Compensation Table	Compensation Table	Total

Dr. Quay	$182,172	$482,467	$664,639
Mr. Ranker	32,807	29,576	62,383
Dr. Brandt	14,239	10,670	24,909
Mr. Duffy	29,101	25,038	54,139
Dr. Johnson	11,191	7,466	18,657
Total	$269,510	$555,217	$824,727

See Notes to our consolidated financial statements for the year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion in our Form 10K for the year ended December 31, 2006 of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.” Additionally, see the detailed information and footnotes contained in the 2006 Outstanding Equity Awards at Fiscal Year-End Table and 2006 Grants of Plan Based Awards Table later in this proxy statement for additional information related to the grant dates and values.

(3)	The amounts listed in the Non-Equity Incentive Plan Compensation column included cash incentive bonuses accrued during 2006 and paid in February 2007 after approval by the Compensation Committee on February 5, 2007.

(4)	The amounts listed in the All Other Compensation column are 401(k) plan matching contributions made by us to executives’ respective 401(k) plan contributions.

Employment Agreements

We have employment agreements with five of our executives: Dr. Quay, Dr. Brandt, Mr. Ranker, Dr. Johnson and Mr. Duffy. These agreements are summarized below and include the ability to receive certain payments from us in the event of certain change of control or termination events. We do not have a formal employment agreement with Mr. Wormuth, however, certain elements of his compensation and other employment arrangements are set forth in a letter agreement at the time his employment commenced. The letter agreement provides, among other things, initial base salary, eligibility to receive annual performance-based bonuses for meeting and exceeding expectations, such bonus, if any, being at the discretion of the board of directors and initial stock option awards. For a description of the potential payments upon termination or change of control, please see “Potential payments upon termination or change in control arrangements” and “2006 Potential Payments Upon Termination of Change in Control Tables” below.

Steven C. Quay, M.D., Ph.D.

We entered into a new employment agreement (the “Quay Employment Agreement”) on June 3, 2005 with Dr. Steven C. Quay, M.D., Ph.D., our Chairman of the Board, President and Chief Executive Officer, for a term of four years ending December 31, 2009. A copy of the Quay Employment Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 3, 2005.

Pursuant to the Quay Employment Agreement, Dr. Quay was entitled to annual base compensation of $500,000 in 2006, with an annual increase in base compensation of at least five percent for each year thereafter.

Under the Quay Employment Agreement, Dr. Quay’s incentive cash compensation is limited to fifty percent of his annual base compensation for the year, with the actual amount determined by the Board of Directors or the Compensation Committee in consultation with Dr. Quay, in light of performance criteria agreed upon by the Board of Directors or the Compensation Committee and Dr. Quay prior to the beginning of the year. Pursuant to the Quay Employment Agreement, on July 20, 2005 Dr. Quay was granted 168,000 shares of restricted Common Stock and options to purchase 600,000 shares of Common Stock at an exercise price of $14.72 per share, the closing price of our Common Stock as reported on the Nasdaq National Market on July 20, 2005. The 600,000 options have a term of 10 years from the date of grant, and will vest in four equal annual installments beginning on July 20, 2006. The 168,000 shares of restricted stock will vest in four equal annual installments beginning on July 20, 2006.

The Quay Employment Agreement also provides that we will, in connection with each election of our directors during the term of the agreement, nominate, recommend and use its best efforts to cause the election to the Board of Directors of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to us. We are also obligated to use all best efforts to cause the election of Dr. Quay as Chairman of the Board of Directors.

Under the Quay Employment Agreement, in the event that, prior to December 31, 2009, we terminate Dr. Quay’s employment without cause or Dr. Quay is constructively terminated by us, Dr. Quay will be entitled to receive as severance the amount of base compensation that would have been payable to Dr. Quay through December 31, 2009. Upon such event, the vesting of the 168,000 shares of restricted Common Stock granted pursuant to the Quay Employment Agreement, and the vesting and exercisability of the options to purchase 600,000 shares of Common Stock granted pursuant to the Quay Employment Agreement, will be immediately and fully accelerated. For these purposes, a constructive termination means (i) a demotion or substantial diminution of responsibilities, (ii) a failure by us to honor our obligations under the agreement or (iii) prior to six months before the expiration date of the applicable agreement, either Dr. Quay or Dr. Quay’s designee (if any) is not elected to the Board of Directors, or Dr. Quay is not elected as Chairman of the Board, unless, in the case of Dr. Quay’s designee only, the lost election was the result of votes against the designee by non-affiliate stockholders of the Company representing the majority of the votes cast.

In the event that, prior to December 31, 2009, Dr. Quay’s employment is terminated due to disability or death, Dr. Quay or his estate, as applicable, is entitled to receive as severance the lesser of twelve months base compensation or the compensation that would have been payable to Dr. Quay through December 31, 2009, computed using the base salary rate in effect on the date of termination, as well as a pro rated incentive cash compensation payment for the year in which such termination occurs. In the event that Dr. Quay’s employment is terminated for any reason, each option granted to Dr. Quay pursuant to the Quay Employment Agreement which is vested as of the date of such termination (or becomes vested as a result of such termination) shall remain exercisable for the remainder of its term, rather than expiring within the otherwise applicable exercise period (generally ninety (90) days) provided for in the event of termination of employment under the 2004 Plan.

In the event that, during the one-year period following a change in control of us and prior to January 1, 2010, Dr. Quay’s employment is terminated by us or by Dr. Quay for any reason, Dr. Quay will be entitled to receive as severance an amount equal to the greater of twelve months base compensation or the base compensation payable through December 31, 2009, and an additional payment equal to the sum of the pro-rated incentive cash compensation for the year in which he is terminated plus the full amount of targeted incentive cash compensation. Dr. Quay is also entitled to an additional gross-up payment to cover any “golden parachute” excise taxes that may be payable by Dr. Quay upon receipt of these severance payments. In addition, the vesting and exercisability of the options granted to Dr. Quay pursuant to his employment agreements will be immediately and fully accelerated. Pursuant to the agreements, a change in control generally means (i) the acquisition by any person or group of 40% or more of our voting securities, (ii) our reorganization or merger or sale of all or substantially of our assets, following which our stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of us.

Philip C. Ranker

We entered into an employment agreement (the “Ranker Employment Agreement”) on January 1, 2006 with Philip C. Ranker in connection with Mr. Ranker being named our Chief Financial Officer for a term of three years ending January 2, 2009 A copy of the Ranker Employment Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated January 5, 2006.

Pursuant to the Ranker Employment Agreement, Mr. Ranker is entitled to annual base compensation of $230,000 in 2006, and is eligible for increases in his base salary as may be determined by our Board of Directors and our Chief Executive Officer. Effective January 1, 2006, Mr. Ranker’s incentive cash compensation under the Employment Agreement is limited to forty percent of his annual base compensation for the year, with the actual amount to be determined in light of performance criteria by the Board of Directors and our Chief Executive Officer.

Pursuant to the Ranker Employment Agreement, on January 1, 2006, Mr. Ranker was granted 20,133 shares of restricted Common Stock and options to purchase 20,133 shares of Common Stock at an exercise price of $14.72 per share, the closing price of our Common Stock as reported on the Nasdaq National Market on December 30, 2005. The 20,133 options have a term of 10 years from the date of grant, and will vest in three equal annual installments beginning on January 1, 2007. The 20,133 shares of restricted stock will vest in three equal annual installments beginning on January 1, 2007.

Under the Ranker Employment Agreement, in the event that, prior to January 2, 2009, we terminate Mr. Ranker’s employment without cause or if Mr. Ranker terminates his employment as the result of a substantial diminution in his authority or role as Chief Financial Officer, the failure of us to pay any amounts of base salary and/or incentive cash compensation, the failure of us to honor promptly any of its other material obligations under the Ranker Employment Agreement, or a material demotion in his title or status, then Mr. Ranker will be entitled to receive as severance a lump sum payment equal to twelve (12) months of his specified base salary at the rate in effect on the date of termination. Upon such event, the options and shares of restricted stock granted to Mr. Ranker pursuant to the Ranker Employment Agreement shall become fully vested such options shall become fully exercisable and shall remain exercisable for the remainder of the term set forth in the applicable option grant agreements.

In the event that, prior to January 2, 2009, the Ranker Employment Agreement is terminated due to disability or death, Mr. Ranker or his estate, as applicable, is entitled to receive as severance a lump sum payment equal his specified base salary at the rate in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the Ranker Employment Agreement.

In the event that Mr. Ranker’s employment is terminated by us or by Mr. Ranker for any reason, other than due to death or disability, during the one-year period following a change in control of us and prior to January 2, 2009, or prior to the date upon which Mr. Ranker’s options and shares of restricted stock have become fully vested and such options are fully exercisable, Mr. Ranker will be entitled to receive as severance a lump sum payment equal to the greater of twelve (12) months base salary or the balance of his base salary through January 2, 2009, in each case at the rate in effect on the date of termination, the amount of his incentive cash compensation for the fiscal year in which the date of termination occurs, and an additional payment equal to the sum of the pro-rated incentive cash compensation for the year in which he is terminated plus a lump sum payment equal to the full amount of targeted incentive cash compensation for the year in which such termination occurs. In addition, upon such event, all of Mr. Ranker’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable for the remainder of the term set forth in the applicable option grant agreements. Pursuant to the Ranker Employment Agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of our voting securities, (ii) our reorganization or merger or sale of all or substantially of our assets, following which our stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of us.

Dr. Gordon C. Brandt

We entered into an employment agreement (the “Brandt Employment Agreement”) on August 17, 2006 with Gordon C. Brandt, M.D., our Executive Vice President of Clinical Research & Medical Affairs for the period beginning August 17, 2006 and ending June 30, 2009. A copy of the Brandt Employment Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 21, 2006.

Pursuant to the Brandt Employment Agreement, Dr. Brandt will be entitled to annual base compensation of $275,000 in 2006, and will be eligible for increases in his base salary as may be determined by our Board of Directors and our Chief Executive Officer. Effective for our fiscal year that began on January 1, 2006, Dr. Brandt’s targeted incentive cash compensation under the Brandt Employment Agreement is forty percent of his annual base compensation for the year, with the actual amount, which may be more or less than said targeted amount, to be determined by the Board of Directors and our Chief Executive Officer.

Under the Brandt Employment Agreement, in the event that, prior to June 30, 2009, we terminate Dr. Brandt’s employment without cause or if Dr. Brandt terminates his employment as the result of a substantial diminution in his authority or role as Executive Vice President of Clinical Research & Medical Affairs, the failure of us to pay any amounts of base salary and/or incentive cash compensation, the failure of us to honor promptly any of its other material obligations under the Brandt Employment Agreement, or a material demotion in his title or status, then Dr. Brandt will be entitled to receive as severance a lump sum payment equal to twelve (12) months of his specified base salary at the rate in effect on the date of termination. Upon such event, Dr. Brandt’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable as specified in the applicable grant agreements.

In the event that, prior to June 30, 2009, the Brandt Employment Agreement is terminated due to disability or death, Dr. Brandt or his estate, as applicable, is entitled to receive as severance a lump sum payment equal to his specified base salary at the rate in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the Brandt Employment Agreement.

In the event that Dr. Brandt’s employment is terminated by us or by Dr. Brandt for any reason, other than due to death or disability, during the one-year period following a change in control of us and prior to June 30, 2009, Dr. Brandt will be entitled to receive as severance a lump sum payment equal to the greater of twelve (12) months base salary or the balance of his base salary through June 30, 2009, in each case at the rate in effect on the date of termination, the amount of his incentive cash compensation for the fiscal year in which the date of termination occurs (determined on a pro rated basis), and an additional payment equal to 40% of his base salary for such year. In addition, upon such event, all of Dr. Brandt’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable as specified in the applicable option grant agreements. Pursuant to the Brandt Employment Agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of our voting securities, (ii) our reorganization or merger or sale of all or substantially of our assets, following which our stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of us.

In connection with the entry into the Brandt Employment Agreement, we and Dr. Brandt also entered into an omnibus amendment to all of Dr. Brandt’s outstanding grant awards to provide that the terms of the Brandt Employment Agreement shall supersede any conflicting terms contained in grant awards.

Timothy M. Duffy

We entered into an employment agreement (the “Duffy Employment Agreement”) on September 15, 2006 with Timothy M. Duffy, our Executive Vice President of Marketing, Business Development & Legal for the period beginning September 15, 2006 and ending June 30, 2009. A copy of the Duffy Employment Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated September 20, 2006

Pursuant to the Duffy Employment Agreement, Mr. Duffy is entitled to annual base compensation of $240,000 effective September 15, 2006, and will be eligible for increases in his base salary as may be determined by our Board of Directors and our Chief Executive Officer. Effective for the our fiscal year that began on January 1, 2006, and each calendar year thereafter during the term of the Duffy Employment Agreement, Mr. Duffy’s targeted incentive cash compensation is forty percent of his annual base compensation for the year, with the actual amount, which may be more or less than said targeted amount, to be determined by the Board of Directors and our Chief Executive Officer.

Under the Duffy Employment Agreement, in the event that, prior to June 30, 2009, we terminate Mr. Duffy’s employment without cause or if Mr. Duffy terminates his employment as the result of a substantial diminution in his authority or role as Executive Vice President of Marketing, Business Development & Legal, the failure of us to pay any amounts of base salary and/or incentive cash compensation, the failure of us to honor promptly any of its other material obligations under the Duffy Employment Agreement, or a material demotion in his title or status, then Mr. Duffy will be entitled to receive as severance a lump sum payment equal to twelve (12) months of his specified base salary at the rate in effect on the date of termination. Upon such event, Mr. Duffy’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable as specified in the applicable grant agreements.

In the event that, prior to June 30, 2009, the Duffy Employment Agreement is terminated due to disability or death, Mr. Duffy or his estate, as applicable, is entitled to receive as severance a lump sum payment equal to his specified base salary at the rate in effect on the date of termination for the lesser of twelve (12) months or the remaining term of the Duffy Employment Agreement.

In the event that Mr. Duffy’s employment is terminated by us or by Mr. Duffy for any reason, other than due to death or disability, during the one-year period following a change in control of us and prior to June 30, 2009, Mr. Duffy will be entitled to receive as severance a lump sum payment equal to the greater of twelve (12) months base salary or the balance of his base salary through June 30, 2009, in each case at the rate in effect on the date of termination, the amount of his incentive cash compensation for the fiscal year in which the date of termination occurs (determined on a pro rated basis), and an additional payment equal to 40% of his base salary for such year. In addition, upon such event, all of Mr. Duffy’s options and shares of restricted stock shall become fully vested and such options shall become fully exercisable and shall remain exercisable as specified in the applicable option grant agreements. Pursuant to the Duffy Employment Agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of our voting securities, (ii) our reorganization or merger or sale of all or substantially of our assets, following which our stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, (iii) a turnover of the majority of the Board of Directors as currently constituted, provided that under most circumstances any individual elected by a majority of the incumbent Board of Directors shall be considered as a member of the incumbent Board of Directors for this purpose, or (iv) a complete liquidation or dissolution of us.

In connection with the entry into the Duffy Employment Agreement, we and Mr. Duffy also entered into an omnibus amendment to all of Mr. Duffy’s outstanding grant awards to provide that the terms of the Duffy Employment Agreement shall supersede any conflicting terms contained in grant awards.

Dr. Paul H. Johnson

We entered into an employment agreement (the “Johnson Employment Agreement”) on November 1, 2006 with Paul H. Johnson, Ph.D., our Chief Scientific Officer, for the period beginning November 1, 2006 and ending October 6, 2007. A copy of the Johnson Employment Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K dated November 1, 2006

Pursuant to the Johnson Employment Agreement, Dr. Johnson will be entitled to annual base compensation of $239,200, and will be eligible for increases in his base salary as may be determined by the Board of Directors and our Chief Executive Officer. Effective for our fiscal year that began on January 1, 2006, and each calendar year thereafter (or portion thereof) during the term of the Johnson Employment Agreement, Dr. Johnson’s targeted incentive cash compensation is forty percent of his annual base compensation for the year, with the actual amount, which may be more or less than said targeted amount, to be determined by the Board of Directors and our Chief Executive Officer and subject to certain conditions.

Under the Johnson Employment Agreement, in the event that, prior to October 6, 2007, we terminate Dr. Johnson’s employment without cause or if Dr. Johnson terminates his employment as the result of the failure of us to honor promptly any of its material obligations under the Johnson Employment Agreement or any other reason, then Dr. Johnson will be entitled to receive base salary, pay for accrued but unused paid time off, and reimbursement for expenses through the termination date, plus a lump sum equal to the amount of base salary payable under the Johnson Employment Agreement from the termination date through October 6, 2007.

In the event that, prior to October 6, 2007, we terminate Dr. Johnson for cause or his employment is terminated due to his death, then Dr. Johnson or his estate, as applicable, is entitled to receive base salary, pay for accrued but unused paid time off, and reimbursement of expenses through the termination date.

In the event that, prior to October 6, 2007, we terminate Dr. Johnson for cause or Dr. Johnson terminates his employment without good reason, Dr. Johnson would be restricted from competing with us, and from directly or indirectly soliciting or hiring our collaborative partners, consultants, employees, and other similar persons, from the termination date through October 6, 2007.

The Johnson Employment Agreement also contains customary provisions regarding confidentiality and providing for our ownership of intellectual property created by Dr. Johnson in the course of his employment with us.

2006 Grants of Plan Based Awards Table

During 2006, two of our named executive officers received grants of plan-based equity awards. The following table sets forth information regarding the awards granted to each Named Executive Officer during 2006:

								All Other	All Other			Grant Date
								Stock	Option			Fair
								Awards:	Awards:			Market
								Number of	Number of	Exercise or		Value of
					Estimated Future Payouts Under Equity Incentive			Shares of	Securities	Base Price of	Closing	Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Plan Awards			Stock or	Underlying	Option	Price on	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Grant Date	Awards
Name	Date	($)	($)	($)	(#)	(#)	($)	(#)	(#)	($/Sh)	($/Sh)	($/Sh)

Dr. Steven C. Quay	—	—	—	—	—	—	—	—	—	—	—	—
Philip C. Ranker(1)	1/1/06	—	$200,949	—	—	—	—	—	20,133	$14.72	$14.72	$9.98
	1/1/06	—	296,237	—	—	—	—	20,133	—	—	—	$14.72
Dr. Gordon C. Brandt	—	—	—	—	—	—	—	—	—	—	—	—
Timothy M. Duffy(1)	1/30/06	—	205,487	—	—	—	—	—	19,000	$15.95	$15.95	$10.82
	1/30/06	—	302,936	—	—	—	—	19,000	—	—	—	$15.95
Dr. Paul H. Johnson	—	—	—	—	—	—	—	—	—	—	—	—

(1)	The grants to Mr. Ranker and Mr. Duffy were made in connection with their promotions to new positions on January 1, 2006 and January 30, 2006, respectively. The restricted stock awards were valued as of the closing price on the date of grant, less $0.006 par value per share. The restricted stock awards and stock options for Mr. Ranker were both granted from the 2004 Stock Incentive Plan. The restricted stock awards for Mr. Duffy were granted from the 2004 Stock Incentive Plan. The options granted to Mr. Duffy were granted as follows: 15,284 options were granted from the 2002 Stock Option Plan and 3,716 options were granted from the 2000 Nonqualified Stock Option Plan. The option grants were valued using Black Scholes valuation methodology at the grant dates in accordance with SFAS 123R. The restricted share and option grants vest in equal annual increments over a three year period starting on the first anniversary of the grant dates, so long as the Named Executive Officers remain in continuous employment with us through those dates, in accordance with employment contracts and the plan documents. The grant amounts were determined by the CEO in consultation with the Compensation Committee of the Board.

No grants or awards were made to the other Named Executive Officers during 2006.

2006 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the outstanding equity awards held by our Named Executive Officers as of December 31, 2006:

						Stock Awards
										Equity
		Option Awards							Equity	Incentive
				Equity					Incentive	Plan Awards:
				Incentive				Market	Plan Awards:	Market or
				Plan Awards:				Value of	Number of	Payout Value
		Number of	Number of	Number of			Number of	Shares or	Unearned	of Unearned
		Securities	Securities	Securities			Shares or	Units of	Shares, Units	Shares, Units
		Underlying	Underlying	Underlying			Units of	Stock That	or Other	or Other
		Unexercised	Unexercised	Unexercised	Option		Stock That	Have Not	Rights That	Rights That
		Options	Options	Unearned	Exercise	Option	Have Not	Vested	Have Not	Have Not
		(#)	(#)	Options	Price	Expiration	Vested	(27)	Vested	Vested
Name		Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Dr. Steven C. Quay	(1)	100,000	—	—	$25.00	5/2/12	—	—	—	—
	(2)	800,000	—	—	12.94	5/2/12	—	—	—	—
	(3)	150,000	450,000	—	14.72	7/20/15	—	—	—	—
	(4)	—	—	—	—	—	126,000	$1,906,380	—	—
Philip C. Ranker	(5)	10,000	5,000	—	9.23	8/25/14	—	—	—	—
	(6)	—	20,133	—	14.72	1/1/16	—	—	—	—
	(7)	—	—	—	—	—	5,000	75,650	—	—
	(8)	—	—	—	—	—	1,450	21,939	—	—
	(9)	—	—	—	—	—	528	7,989	—	—
	(10)	—	—	—	—	—	20,133	304,612	—	—
Dr. Gordon C. Brandt	(11)	69,167	—	—	10.99	11/25/07	—	—	—	—
	(12)	8,333	—	—	8.89	12/10/13	—	—	—	—
	(13)		5,000	—	10.39	1/21/15	—	—	—	—
	(14)	2,500	5,000	—	15.31	12/16/15	—	—	—	—
	(15)	—	—	—	—	—	5,000	75,650	—	—
	(16)	—	—	—	—	—	5,000	75,650	—	—
Timothy M. Duffy	(17)	10,000	5,000	—	11.24	6/9/14	—	—	—	—
	(18)	—	19,000	—	15.95	1/30/16	—	—	—	—
	(19)	—	—	—	—	—	5,000	75,650	—	—
	(20)	—	—	—	—	—	1,518	22,967	—	—
	(21)	—	—	—	—	—	19,000	287,470	—	—
Dr. Paul H. Johnson	(22)	90,000		—	9.36	9/29/13	—	—	—	—
	(23)	2,500	5,000	—	14.79	10/5/15	—	—	—	—
	(24)	1,334	2,666	—	10.39	1/21/15	—	—	—	—
	(25)	—	—	—	—	—	2,666	40,337	—	—
	(26)	—	—	—	—	—	5,000	75,650	—	—

(1)	The options were granted on May 2, 2002 and vest in one increment on January 1, 2006.

(2)	The options vest in even annual increments over a four-year period on May 2, 2002, August 8, 2003, August 8, 2004 and August 8, 2005.

(3)	The options vest in even annual increments over a four-year period on July 20, 2006, July 20, 2007, July 20, 2008 and July 20, 2009.

(4)	The stock awards vest in even annual increments over a four-year period on July 20, 2006, July 20, 2007, July 20, 2008 and July 20, 2009.

(5)	The options vest in even annual increments over a three-year period on August 25, 2005, August 25, 2006 and August 25, 2007.

(6)	The options vest in even annual increments over a three-year period on January 1, 2007, January 1, 2008 and January 1, 2009.

(7)	The stock awards vest in even annual increments over a three-year period on August 25, 2005, August 25, 2006 and August 25, 2007.

(8)	The stock awards vest in even annual increments over a three-year period on July 1, 2006, July 1, 2007 and July 1, 2008.

(9)	The stock awards vest in even annual increments over a three-year period on September 7, 2006, September 7, 2007 and September 7, 2008.

(10)	The stock awards vest in even annual increments over a three-year period on January 1, 2007, January 1, 2008 and January 1, 2009.

(11)	The options vest in even annual increments over a three-year period on November 25, 2003, November 25, 2004 and November 25, 2005.

(12)	The options vest in even annual increments over a three-year period on December 10, 2004, December 10, 2005 and December 10, 2006.

(13)	The options vest in even annual increments over a three-year period on January 21, 2006, January 21, 2007 and January 21, 2008.

(14)	The options vest in even annual increments over a three-year period on December 16, 2006, December 16, 2007 and December 16, 2008.

(15)	The stock awards vest in even annual increments over a three-year period on January 21, 2006, January 21, 2007 and January 21, 2008.

(16)	The stock awards vest in even annual increments over a three-year period on December 16, 2006, December 16, 2007 and December 16, 2008.

(17)	The options vest in even annual increments over a three-year period on June 9, 2005, June 9, 2006 and June 9, 2007.

(18)	The options vest in even annual increments over a three-year period on January 30, 2007, January 30, 2008 and January 30, 2009.

(19)	The stock awards vest in even annual increments over a three-year period on June 9, 2005, June 9, 2006 and June 9, 2007.

(20)	The stock awards vest in even annual increments over a three-year period on July 1, 2006, July 1, 2007 and July 1, 2008.

(21)	The stock awards vest in even annual increments over a three-year period on January 30, 2007, January 30, 2008 and January 30, 2009.

(22)	The options vest in even annual increments over a three-year period on September 29, 2004, September 29, 2005 and September 29, 2006.

(23)	The options vest in even annual increments over a three-year period on October 5, 2006, October 5, 2007 and October 5, 2008.

(24)	The options vest in even annual increments over a three-year period on January 21, 2006, January 21, 2007 and January 21, 2008.

(25)	The stock awards vest in even annual increments over a three-year period on January 21, 2006, January 21, 2007 and January 21, 2008.

(26)	The stock awards vest in even annual increments over a three-year period on October 5, 2006, October 5, 2007 and October 5, 2008.

(27)	The market value of shares of stock that have not vested is based upon the closing price of our common stock on December 31, 2006, $15.13.

2006 Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired pursuant to the exercise of options by our Named Executive Officers during 2006 and the aggregate dollar amount realized by our Named Executive Officers upon exercise of the option:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Dr. Steven C. Quay	—	—	42,000	$512,988
Philip C. Ranker	—	—	5,989	88,359
Dr. Gordon C. Brandt	40,000	$204,591	5,000	75,745
Timothy M. Duffy	—	—	5,759	81,551
Dr. Paul H. Johnson	—	—	3,834	58,037

(1)	The aggregate dollar value realized upon the exercise of an option represents the difference between the market price of the underlying shares on the date of exercise and the exercise price of the option, multiplied by the number of shares exercised.

(2)	The aggregate dollar value realized upon the vesting of restricted stock awards is the fair market value of the underlying shares on the vesting date less par value of $0.006 per share, multiplied by the number of shares vested.

Option repricings

We have not engaged in any option repricings or other modifications to any of our outstanding equity awards during fiscal year 2006.

Potential payments upon termination or change in control arrangements

See “Employment Agreements” above for a description of the severance and change in control arrangements for our Named Executive Officers. Dr. Johnson’s employment agreement does not contain a change in control provision. Each of our Named Executive Officers will be eligible to receive severance payments only if each officer signs a general release of claims. The Compensation Committee, as plan administrator of our Stock Option Plans, has the authority to provide for accelerated vesting of options or restricted stock held by our Named Executive Officers and any other person in connection with certain changes in control of our company. In addition, Dr. Quay’s employment agreement provides for a “gross up” of Total Benefits, as such term is defined is Dr. Quay’s employment agreement, potentially granted to Dr. Quay upon his termination or a change in control.

In those employment agreements with our Named Executive Officers containing a change in control provision, subject to certain exceptions, a change in control generally defined as (i) the acquisition by an entity of 40% or more of either (a) the outstanding shares of our capital stock or (b) the combined voting power of our outstanding voting securities entitled to vote in the election of directors, (ii) the cessation of the individuals who comprised the Board of Directors as of June 20, 2005 to constitute at least a majority of the Board of Directors, (iii) approval by the shareholders of a business reorganization in which all or substantially all of the holders of our outstanding capital stock and voting securities immediately prior to such reorganization do not, following such reorganization, own more than 60% of our outstanding shares of common stock and the combined voting power of our outstanding voting securities, (iv) our complete liquidation or dissolution, (v) a sale or disposition of all or substantially all of our assets.

Estimated payments and benefits upon termination

The amount of compensation and benefits payable to each Named Executive Officer under various termination events and circumstances has been estimated in the tables below. The amounts shown assume that such termination was effective as of December 29, 2006, our last business day of 2006, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executive officers upon their termination. Amounts under equity awards are determined based on the closing price of our common stock on December 29, 2006, which was $15.13 per share. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from our company.

Unless otherwise provided by our plan administrator in stock option or restricted stock award agreements or in employment contracts with our Named Executive Officers, upon termination of a participant’s employment or service, participants generally will forfeit any outstanding awards, except that a participant will have (i) 90 days (but in no event after the original expiration date of the award) following termination of employment or service to exercise any then-vested options and (ii) the earlier of (one year or the original expiration of the grant if termination of employment or service is a result of the participant’s disability or death). In the event of the death or disability of a Named Executive Officer, the Named Executive Officer will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. The terms “cause”, “good reason”, “change of control” and “disability” have the meanings given to such terms in the employment agreements with our Named Executive Officers.

2006 Potential Payments upon Termination or Change in Control Table

		Voluntary or for
		Cause or
	Involuntary Not for	for Good Reason	Death or	Termination Following
	Cause Termination	Termination	Disability	Change-in-Control

Dr. Quay
Lump-sum payment	$1,655,062	—	$500,000	$1,655,062
Accrued Vacation	56,021	$56,021	56,021	56,021
Bonus	250,000	—	250,000	512,500
Restricted Stock	1,906,380	—	—	1,906,380
Stock Options	184,500	—	—	184,500
Tax Gross-up Reimb	—	—	—	See notes below

Total	$4,051,963	$56,021	$806,021	$4,314,463

Mr. Ranker
Lump-sum payment	$230,000	—	$230,000	$461,260
Accrued Vacation	25,204	$25,204	25,204	25,204
Bonus	92,000	—	92,000	184,000
Restricted Stock	410,190	—	—	410,190
Stock Options	37,733	—	—	37,733
Cobra reimbursement	5,784	—	—	—

Total	$800,911	$25,204	$347,204	$1,118,387

Dr. Brandt
Lump-sum payment	$275,000	—	$275,000	$687,500
Accrued Vacation	27,155	$27,155	27,155	$27,155
Bonus	110,000	—	110,000	220,000
Restricted Stock	151,300	—	—	151,300
Stock Options	23,700	—	—	23,700
Cobra reimbursement	5,784	—	—	—

Total	$592,939	$27,155	$412,155	$1,109,655

Mr. Duffy
Lump-sum payment	$240,000	—	$240,000	$600,000
Accrued Vacation	18,922	$18,922	18,922	18,922
Bonus	96,000	—	96,000	192,000
Restricted Stock	386,088	—	—	386,088
Stock Options	19,450	—	—	19,450
Cobra reimbursement	4,890	—	—	—

Total	$765,350	$18,922	$354,922	$1,216,460

Dr. Johnson
Lump-sum payment	$182,841	—	—	—
Accrued Vacation	24,840	$24,840	$24,840	$24,840

Total	$207,681	$24,840	$24,840	$24,840

The lump sum payments represent contractual payments due to the named executives in accordance with their employment contracts based upon their base salaries in effect as of December 31, 2006:

The amounts of $500,000 and $1,655,063 for Dr. Quay represent one year’s pay at the rate in effect on December 31, 2006 and the balance of the remaining three years of his employment contract including contractual 5% salary increases.

The amounts of $230,000 and $461,260 for Mr. Ranker represent one year’s pay at the rate in effect on December 31, 2006 and the amount due through January 2, 2009, the end of his employment contract, respectively.

The amounts of $275,000 and $687,500 for Dr. Brandt represent one year’s pay at the rate in effect on December 31, 2006 and the amount due through January 2, 2009, the end of his employment contract, respectively.

The amounts of $240,000 and $618,750 for Mr. Duffy represent one year’s pay at the rate in effect on December 31, 2006 and the amount due through January 2, 2009, the end of his employment contract, respectively.

The amount of $182,841 for Dr. Johnson represents pay calculated through October 6, 2007, the end of his employment contract, at the rate in effect on December 31, 2006

Accrued vacation amounts represent the unpaid days of personal time off accrued for each named executive as of December 31, 2006.

Bonus amounts are based upon employment contracts, and are 50% of base salary in effect as of December 31, 2006 for Dr. Quay and 40% of such base salaries for Mr. Ranker, Dr. Brandt and Mr. Duffy. Bonus amounts in the change-of-control columns represent payment of two years bonuses based upon employment contracts, calculated using base salaries in effect as of December 31, 2006 for Mr. Ranker, Dr. Brandt and Mr. Duffy and using 2006 and 2007 base salaries for Dr. Quay per his employment contract.

Restricted stock amounts are valued at $15.13, the closing price on December 31, 2006, multiplied times the number of outstanding unvested shares assumed to vest as of such date.

Stock option amounts are valued at $15.13, the closing price on December 31, 2006, less the applicable option exercise price, multiplied times the number of outstanding unvested options assumed to vest on such date.

In accordance with his employment contract, Dr. Quay is eligible for a gross-up payment for certain excise taxes due as a result of a Change-in-Control. As of December 31, 2006, however, the total amount that would be payable under a Change-in-Control scenario to Dr. Quay did not exceed the 2.99x base amount threshold, so no excise taxes would be due on such payments.

Cobra reimbursements represent six months of continued Nastech contribution for employer-paid medical insurance for Mr. Ranker, Dr. Brandt and Mr. Duffy in accordance with their employment contracts.

COMPENSATION OF DIRECTORS

2006 Director Compensation Table

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	(1)($)	(1)($)	($)	($)	($)	($)

Susan B. Bayh	$10,785	$134,362	$119,136	—	—	—	$264,283
J. Carter Beese, Jr.(2)	26,223	48,708	70,997	—	—	—	145,928
Dr. Alexander D. Cross	28,401	145,941	136,617	—	—	—	310,959
Dr. Ian R. Ferrier	8,232	32,231	34,961	—	—	—	75,424
Myron Z. Holubiak	9,732	38,354	60,475	—	—	—	108,561
Leslie D. Michelson	10,473	53,532	68,678	—	—	—	132,683
John V. Pollock	27,723	48,708	70,997	—	—	—	147,428
Gerald T. Stanewick	22,232	29,206	34,961	—	—	—	86,399
Bruce R. Thaw	26,982	36,554	62,795	—	—	—	126,331
Devin N. Wenig	20,223	47,483	68,678	—	—	—	136,384

(1)	The stock and option values listed in the table include the portion of stock and option awards granted in 2006 and prior years that vest during 2006. The amounts do not include any estimates of forfeitures (however, for financial statement purposes our assumptions use an estimate of zero forfeitures for outside directors based on our historical experience). See Notes to our consolidated financial statements for the year ended December 31, 2006 for details as to the assumptions used to determine the fair value of the option awards. See also our discussion in our Annual Report on Form 10-K for the year ended December 31, 2006 of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies.”

(2)	Mr. Beese passed away on April 8, 2007.

Dr. Steven C. Quay, our Chairman of the Board, President and Chief Executive Officer, has not been included in the Director Compensation Tables because he is a Named Executive Officer and does not receive any additional compensation for services provided as a director.

No awards were repriced or modified during 2006.

Supplemental Director Award and Option Data including 2006 grants and
Outstanding Awards at Year-End

					Aggregate
				Fair Value of	Number of	Aggregate
				Options	Restricted	Number of
		Fair Value of		Granted in	Stock Awards	Stock Options
	2006 Restricted	2006 Restricted	2006 Stock	2006 under	Outstanding at	Outstanding at
	Stock Awards	Stock Awards	Option Grants	SFAS 123R	December 31, 2006	December 31, 2006
Name	(# shares)	($)(1)	(# shares)	($)(1)	(# shares)	(# shares)

Susan B. Bayh(2)	5,235	$69,908	8,000	$67,392	5,235	23,000
J. Carter Beese, Jr.(3)	5,000	66,770	10,000	84,240	5,000	72,500
Dr. Alexander D. Cross	5,000	66,770	10,000	84,240	5,000	26,500
Dr. Ian R. Ferrier(4)	3,235	43,200	4,000	33,696	3,235	20,000
Myron Z. Holubiak(5)	5,735	76,585	9,500	80,028	5,735	27,500
Leslie D. Michelson(6)	6,970	93,077	9,500	80,028	6,970	30,500
John V. Pollock	5,000	66,770	10,000	84,240	5,000	72,500
Gerald T. Stanewick	2,000	26,708	4,000	33,696	2,000	22,000
Bruce R. Thaw	5,000	66,770	10,000	84,240	5,000	96,000
Devin N. Wenig	4,500	60,093	9,500	80,028	4,500	42,000

Total 2006 Awards and Grants	47,675		84,500

(1)	All of the stock and option awards granted to our directors during 2006 were granted on June 13, 2006, the date of our annual meeting of stockholders. The 2006 stock awards were valued $13.354, the fair market value or our common stock on June 13, 2006, less $0.006 par value per share. The grant date fair value for 2006 option awards was $8.424 per share, calculated using Black Scholes methodology under SFAS 123R.

(2)	Effective June 13, 2006, Ms. Bayh elected to accept 1,235 shares of restricted stock valued at $16,492 that vest in three equal annual increments in lieu of the $15,000 annual cash retainer.

(3)	Mr. Beese passed away on April 8, 2007. On April 19, 2007, the Board of Directors authorized the full vesting of 10,000 remaining unvested options and 5,000 remaining unvested shares of restricted stock and an extension of time until April 8, 2009 for the estate of Mr. Beese to exercise all vested options.

(4)	Effective June 13, 2006, Dr. Ferrier elected to accept 1,235 shares of restricted stock valued at $16,492 that vest in three equal annual increments in lieu of the $15,000 annual cash retainer.

(5)	Effective June 13, 2006, Mr. Holubiak elected to accept 1,235 shares of restricted stock valued at $16,492 that vest in three equal annual increments in lieu of the $15,000 annual cash retainer.

(6)	Effective June 13, 2006, Mr. Michelson elected to accept 2,470 shares of restricted stock valued at $32,984 that vest in three equal annual increments in lieu of the $15,000 annual cash and $15,000 lead independent director retainers.

In 2006, the components of compensation for the Board of Directors, as approved and ratified by the Nominating and Corporate Governance Committee of the Board of Directors were as follows:

(a) an annual retainer of $15,000 paid to non-employee members of the Board of Directors and a $15,000 annual retainer paid to the member of the Board of Directors serving as the Lead Independent Director;

(b) equity awards made to a director upon initial appointment to the Board of Directors of 10,000 options and 5,000 shares of restricted common stock;

(c) annual equity compensation award guidelines for non-employee members of the Board of Directors are 2,000 shares of restricted common stock and 4,000 options to be issued at the discretion of the Board of Directors;

(d) annual equity awards are made to directors as compensation for service on Committees of the Board of Directors as follows: (i) 2,000 shares of restricted common stock and 4,000 options for the Audit Committee, (ii) 1,000 shares of restricted common stock and 2,000 options for the Compensation Committee, (iii) 1,000 shares of restricted common stock and 2,000 options for the Nominating and Corporate Governance Committee and (iv) an additional 500 shares of restricted common stock and 1,500 options for the chair of any committee of the Board of Directors;

(e) compensation paid to non-employee members of the Board of Directors is $1,500 for personal attendance at, and $750 for telephonic participation in, meetings of the Board of Directors;

(f) compensation paid to non-employee members of the Board of Directors is $750 for personal attendance at, and $375 for telephonic participation in, meetings of any committee of the Board of Directors;

(g) reimbursement for travel expenses incurred to attend our meetings; and

(h) each member of the Board of Directors may make an annual election to receive the entirety of his or her annual retainer in the form of shares of restricted common stock in lieu of cash, which shares of restricted common stock shall be issued at a 10% discount to the market value on the date of grant and shall vest, at the election of each such director on either (1) the earlier of (A) the first anniversary of the date of grant or (B) the date of our next annual meeting of stockholders (the earlier to occur of such dates hereafter being referred to as the “Minimum Vesting Date”); or (2) the later of (A) the Minimum Vesting Date or (B) the date on which such Director no longer serves on the Board of Directors.

Directors’ Stock Compensation Plans.  We maintain three compensation plans under which equity compensation awards may be made to directors: the Amended and Restated Nastech Pharmaceutical Company Inc. 2000 Nonqualified Stock Option Plan (the “2000 Plan”), the Nastech Pharmaceutical Company Inc. 2002

Stock Option Plan (the “2002 Plan”) and the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “2004 Plan”). References to the “Director Option Plans” herein refer to the 2000 Plan, the 2002 Plan and the 2004 Plan, collectively. It is our current practice that, upon becoming a member of the Board of Directors, each non-employee director may receive a discretionary award of options to purchase Common Stock and/or restricted shares of Common Stock as is determined at such time by the Compensation Committee of the Board of Directors. The discretionary stock option grants under the Director Option Plans are made at an exercise price per share of no less than the “fair market value” (as defined under the Director Option Plans) of a share of Common Stock on the date the option is granted, and both discretionary stock option and restricted stock grants are generally subject to a vesting period determined by the Compensation Committee in accordance with the applicable Director Option Plan (under most circumstances, a three-year vesting period). The Compensation Committee may make additional discretionary grants to eligible directors, consistent with the terms of the Director Option Plans. The Board of Directors may amend, suspend or terminate the Director Option Plans at any time, except that prior approval of our stockholders must be obtained pursuant to applicable Nasdaq rules for any amendments that would constitute a material revision to any of the Director Option Plans, and certain changes require the consent of the affected grantees. In 2006, 84,500 options and 47,675 shares of restricted Common Stock were granted to the non-employee members of the Board of Directors pursuant to the Director Option Plans. The restricted stock awards and stock options were granted on June 13, 2006 when the fair market value of the common stock was $13.36.

Transactions with Related Persons, Promoters and Certain Control Persons

Our Code of Business Conduct and Ethics requires that all employees, including officers and directors, disclose to the Chief Financial Officer the nature of any company business that is conducted with any related party of such employee, officer or director. If the transaction involves an officer or director, the Chief Financial Officer must bring the transaction to the attention of the Audit Committee, which must review and approve the transaction in writing in advance.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for its 2007 annual meeting, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, each as filed with the SEC.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Myron Z. Holubiak, Chairman
Susan B. Bayh
John V. Pollock
Bruce R. Thaw
Devin N. Wenig

EQUITY COMPENSATION PLAN INFORMATION

The following table provides aggregate information as of December 31, 2006 about Common Stock that may be issued upon the exercise of options under all of our equity compensation plans, including the Nastech Pharmaceutical Company Inc. 1990 Stock Option Plan (the “1990 Plan”), the 2000 Plan, the 2002 Plan and the 2004 Plan.

	(a)		(b)	(c)
				Number of Securities
				Remaining Available for
	(a)			Future Issuance Under
	Number of Securities to be		Weighted-Average	Equity Compensation Plans
	Issued Upon Exercise of		Exercise Price of	(Excluding Securities
	Outstanding Options		Outstanding Options	Reflected in Column(a)

Equity compensation plans approved by security holders	2,015,083	(1)	$13.41	960,051
Equity compensation plans not approved by security holders	397,329	(2)	$12.01	11,441

Total	2,412,412		$13.18	971,492

(1)	Consists of 90,000 shares of Common Stock underlying awards made pursuant to the 1990 Plan, 1,304,950 shares of Common Stock underlying awards made pursuant to the 2002 Plan and 620,133 shares of Common Stock underlying awards made pursuant to the 2004 Plan. The Board of Directors has delegated authority to the Compensation Committee to serve as administrator of the 1990 Plan, the 2002 Plan and the 2004 Plan.

(2)	Consists of 397,329 shares of Common Stock underlying awards made pursuant to the 2000 Plan. Under the 2000 Plan, we are authorized to grant non-qualified stock options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends, recapitalization and other capital adjustments) to our employees, officers, directors and consultants. The Board of Directors has delegated authority to the Compensation Committee to serve as administrator of the 2000 Plan. The Compensation Committee has discretion as to the persons to be granted options, the number of shares subject to the options and the vesting schedules of the options. The 2000 Plan also provides that options shall be exercisable during a period of no more than ten years from the date of grant, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock on the date of grant.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold our 2008 annual meeting of stockholders in June 2008. To be considered for inclusion in our notice of annual meeting and proxy statement for, and for presentation at, the 2008 annual meeting of our stockholders, a stockholder proposal must be received by the Director of Human Resources, Nastech Pharmaceutical Company Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, no later than January 7, 2008, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

Our Bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in our notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the 2008 annual meeting of our stockholders, any such stockholder proposal must be received by the Director of Human Resources, Nastech Pharmaceutical Company Inc., no earlier than February 12, 2008 and no later than April 1, 2008, and discretionary authority may be used if untimely submitted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with NASDAQ. Such persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we note the following delinquencies for our fiscal year ended December 31, 2006: Mr. Timothy M. Duffy, our Executive Vice President, Marketing and Business Development, did not timely file a Form 4 upon (i) his acquisition of 19,000 shares of our restricted stock and stock options on January 30, 2006, which he reported on a Form 4 filed on February 3, 2006 and (ii) the sale of 200 shares of restricted stock on July 3, 2006, which he reported on a Form 4 filed August 4, 2006.

OTHER MATTERS

We will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to Philip C. Ranker, Secretary, Nastech Pharmaceutical Company Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021.

Our Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,

Philip C. Ranker
Secretary

May 7, 2007
Bothell, Washington

Appendix A

NASTECH PHARMACEUTICAL COMPANY INC.
2007 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d) “Common Stock” means the common stock of the Company, $.006 Par Value.

(e) “Company” means Nastech Pharmaceutical Company Inc., a Delaware corporation.

(f) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events.

(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(g) “Director” means a member of the Board.

(h) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(i) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company.

(j) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means the value of a security as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(m) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(n) “Offering Date” means a date selected by the Committee for an Offering to commence.

(o) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(q) “Plan” means this Nastech Pharmaceutical Company Inc. 2007 Employee Stock Purchase Plan.

(r) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchase of shares of Common Stock shall be carried out in accordance with such offering.

(s) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

(t) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan as provided in Section 15.

(iv) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. The Board and/or Committee may delegate all or any part of its authority under the Plan to an employee, employees, or committee of employees of the Company. If administration is delegated to a Committee or employee(s), the Committee or employee(s) shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee or a committee of employees at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee or employees, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board, the Committee, or employees as the case may be.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

(b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise); the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9 inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan; and (ii) a Purchase Right with, a lower exercise price (or an earlier granted Purchase Right, if different Purchase Rights have identical exercise prices); shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless on the Offering Date, such Employee has been in the employ of the Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 6(e), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights, and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company, do not permit such Eligible Employee’s rights to purchase stock of the Company to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board shall specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then in the absence of any Board action otherwise, a pro-rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited within the general funds of the Company. To the extent provided in the Offering a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

(b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering without interest (unless otherwise specified in the Offering).

(d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

9.	EXERCISE.

(a) On each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

(b) If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 8(c), in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the

Offering). If any amount of accumulated payroll deductions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

(c) No Purchase Rights granted under the Plan may be exercised to any extent, unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.	COVENANTS OF THE COMPANY.

(a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

(b) The Company shall seek to obtain from each federal, state, foreign or other, regulatory commission or agency having jurisdiction, over the Plan such authority as may be required to issue and sell, shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse, or if no spouse is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan to take account of a change in legislation or to obtain or maintain favorable tax, exchange, control or regulatory treatment for Participants or the Company, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the

Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated. Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or on the part of the Company to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of Washington without regard to that state’s conflicts of laws rules.

ANNUAL MEETING OF STOCKHOLDERS OF
NASTECH PHARMACEUTICAL COMPANY INC.

DATE:	June 13, 2007
TIME:	9:00 A.M. Eastern Daylight Time
PLACE:	THE UNIVERSITY CLUB
1 WEST 54TH STREET
NEW YORK, NEW YORK 10019
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Daylight Time on June 12, 2007.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
The Board of Directors recommends a vote “FOR” proposal numbers 1, 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒
1. Election of Directors:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
NOMINEES:
O Dr. Steven C. Quay
O Susan B. Bayh
O Dr. Alexander D. Cross
O Dr. Ian R. Ferrier
O Myron Z. Holubiak
O Leslie D. Michelson
O John V. Pollock
O Gerald T. Stanewick
O Bruce R. Thaw
O Devin N. Wenig

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of the Company’s 2007 Employee Stock Purchase Plan.	☐	☐	☐
Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated May 7, 2007.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card in accordance with the General Corporation Law of the State of Delaware, votes all shares of common stock of Nastech Pharmaceutical Company Inc. that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by detaching, signing and returning the attached proxy card in the postage-paid envelope provided, or:

Vote - by - Internet Log on to the Internet and go to www.voteproxy.com	O R	Vote - by - Telephone Call toll-free 1-800 - Proxies (1-800-776-9437)
If you vote over the Internet or by telephone, please do not mail your card.
NASTECH PHARMACEUTICAL COMPANY INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoint(s) Dr. Steven C. Quay and Philip C. Ranker, or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Nastech Pharmaceutical Company Inc. (the “Company”) to be held at The University Club, 1 West 54th Street, New York, New York 10019, on Wednesday, June 13, 2007, at 9:00 a.m., Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal numbers 1, 2 and 3. Any prior proxies are hereby revoked.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND
RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
(Continued and to be signed on the reverse side)
COMMENTS: